                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    February 29, 2000
                                                     -----------------


                           Clarion Technologies, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                    0-24690                      91-1407411
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)

                235 Central Avenue, Holland, Michigan       49423
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:    (616) 494-8885
                                                       --------------




           1901 N. Roselle Road, Suite 340, Schaumburg, Illinois 60195
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Effective February 29, 2000, the Registrant, by and through its wholly owned subsidiary, Clarion-Drake Acquisition, Inc., a Michigan corporation, completed an acquisition of the assets of Drake Products Corporation ("Drake"), a full-service, ISO 9001 and QS9000 certified, plastic injection molding firm based in Greenville, Michigan. Consideration for the acquisition was determined through negotiation of the parties and included 2,000,000 shares of the Registrant's common stock, approximately $27.3 million in cash, subordinated promissory notes in the aggregate principal amount of approximately $6 million and the assumption of approximately $6.5 million of liabilities. The cash portion of the purchase price was financed through a new $53 million senior secured credit facility provided by LaSalle Bank National Association and Bank One Michigan.

         Drake, founded in 1970 by Steven Drake Sr., posted sales in excess of $50 million for 1999. Approximately two-thirds of Drake's sales are to the home appliance industry, with the remaining sales distributed between automotive, furniture and other consumer products. In addition to injection molding, Drake provides secondary decorating and assembly operations.

         The Registrant intends to keep the Drake operations intact. Drake employs 325 persons and operates from two facilities in Greenville and one facility in Anderson, South Carolina. The combined locations have 330,000 square feet and include 65 molding machines ranging from 90 to 3,000 tons of clamping force. Jeffrey Anonick and Michael Miller, Drake's principal officers and shareholders, have joined the Registrant's management team.

         The Drake transaction is a continuation of the Registrant's strategic plan to grow through acquisition. As a full-service supplier to the automotive, heavy truck, furniture and consumer goods industries, the Registrant provides capabilities ranging from product ideation, engineering and tooling, to manufacturing and assembly of a final product. The Registrant now operates from 6 manufacturing facilities and a technical design center with a total of approximately 700,000 square feet located in Michigan, Ohio and South Carolina. The Registrant's manufacturing operations include 150 injection molding machines ranging in size from 50 to 5000 tons of clamping force.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not applicable.

ITEM 5.  OTHER EVENTS.

         Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of businesses acquired.
                  -------------------------------------------

                  The financial statements required by Item 310(c) of Regulation S-B in connection with the Drake acquisition will be provided by an amendment to this report filed within 60 days of the date hereof.

         (b)      Pro forma financial information.
                  -------------------------------

                  The pro forma financial information required by Item 310(d) of Regulation S-B with regard to the Drake acquisition will be provided by an amendment to this report filed within 60 days of the date hereof.

         (c)      Exhibits.
                  --------

                  2.1 Asset Purchase Agreement dated as of January 27, 2000 by and among Clarion Technologies, Inc., a Delaware corporation, Clarion-Drake Acquisition, Inc., a Michigan corporation, Drake Products Corporation, a Michigan corporation ("Drake"), and Jeffrey W. Anonick and Michael C. Miller, shareholders of Drake.

                  2.2 First Amendment to Asset Purchase Agreement dated as of February 28, 2000 by and among Clarion Technologies, Inc., a Delaware corporation, Clarion-Drake Acquisition, Inc., a Michigan corporation, Drake Products Corporation, a Michigan corporation ("Drake"), and Jeffrey w. Anonick and Michael C. Miller, shareholders of Drake.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

         Not applicable.

         SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Clarion Technologies, Inc.
                                  (Registrant)


Date:  March 15, 2000             By:  /s/ David W. Selvius
                                       --------------------
                                       David W. Selvius, Chief Financial Officer

                            ASSET PURCHASE AGREEMENT

                          Dated as of January 27, 2000

                                  By and Among

                           Clarion Technologies, Inc.

                         Clarion-Drake Acquisition, Inc.

                                       and

                           Drake Products Corporation

                               Jeffrey W. Anonick,

                                       and

                                Michael C. Miller

                                TABLE OF CONTENTS
                                                                        PAGE
                                                                        ----

1.       PURCHASE OF ASSETS....................................................1

1.1.     ASSETS TO BE PURCHASED................................................1
1.2.     LIABILITIES ASSUMED...................................................3
1.3.     PURCHASE PRICE........................................................4
1.4.     CLOSING...............................................................6
1.5.     INSTRUMENTS OF TRANSFER TO PURCHASER AT THE CLOSING...................7

2.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................8

2.1.     DISCLOSURE SCHEDULE...................................................8
2.2.     CORPORATE ORGANIZATION................................................8
2.3.     AUTHORIZATION.........................................................8
2.4.     NON-CONTRAVENTION.....................................................9
2.5.     CONSENTS AND APPROVALS................................................9
2.6.     FINANCIAL STATEMENTS.................................................10
2.7.     ABSENCE OF UNDISCLOSED LIABILITIES...................................10
2.8.     ABSENCE OF CERTAIN CHANGES...........................................10
2.9.     REAL PROPERTIES......................................................12
2.10.    MACHINERY, EQUIPMENT, VEHICLES AND PERSONAL PROPERTY.................13
2.11.    INVENTORIES..........................................................13
2.12.    RECEIVABLES AND PAYABLES.............................................13
2.13.    INTELLECTUAL PROPERTY RIGHTS.........................................14
2.14.    LITIGATION...........................................................14
2.15.    TAX MATTERS..........................................................14
2.16.    INSURANCE............................................................16
2.17.    BENEFIT PLANS........................................................16
2.18.    BANK ACCOUNTS........................................................20
2.19.    CONTRACTS AND COMMITMENTS; NO DEFAULT................................20
2.20.    ORDERS, COMMITMENTS AND RETURNS......................................21
2.21.    LABOR MATTERS........................................................21
2.22.    DEALERS AND SUPPLIERS................................................22
2.23.    PERMITS AND OTHER OPERATING RIGHTS...................................22
2.24.    COMPLIANCE WITH LAW..................................................22
2.25.    ASSETS OF BUSINESS...................................................23
2.26.    ENVIRONMENTAL AND SAFETY MATTERS.....................................23
2.27.    TRANSACTIONS WITH CERTAIN PERSONS....................................25
2.28.    BROKERS..............................................................25
2.29.    CUSTOMERS............................................................25
2.30.    ABSENCE OF CERTAIN BUSINESS PRACTICES................................25
2.31.    SECURITY MATTERS.....................................................26
2.32.    DISCLOSURE...........................................................27

3.    REPRESENTATIONS AND WARRANTIES OF CLARION AND THE PURCHASER.............28

3.1.     CORPORATE ORGANIZATION...............................................28
3.2.     AUTHORIZATION........................................................28
3.3.     NON-CONTRAVENTION....................................................28
3.4.     CONSENTS AND APPROVALS...............................................29
3.5.     BROKERS..............................................................29
3.6.     LEGAL PROCEEDINGS....................................................29
3.7.     CAPITALIZATION.......................................................29
3.8.     SUBSIDIARIES.........................................................30
3.9.     INSURANCE............................................................30
3.10.    PATENTS AND TRADEMARKS...............................................30
3.11.    COMPLIANCE WITH OTHER INSTRUMENTS AND LEGAL REQUIREMENTS.............30
3.12.    MATERIAL AGREEMENTS..................................................31
3.13.    REGISTRATION RIGHTS..................................................31
3.14     PURCHASER SEC REPORTS AND FINANCIAL STATEMENTS.......................31
3.15.    CHANGES..............................................................32
3.16.    TAXES................................................................33
3.17.    DISCLOSURE...........................................................33

4.    COVENANTS...............................................................34

4.1.     COMPANY'S AGREEMENTS AS TO SPECIFIED MATTERS.........................34
4.2.     NO COMPANY SOLICITATION OF ALTERNATE TRANSACTION.....................36
4.3.     FULL ACCESS TO CLARION AND PURCHASER.................................36
4.4.     CONFIDENTIALITY......................................................36
4.5.     FILINGS; CONSENTS; REMOVAL OF OBJECTIONS.............................37
4.6.     FURTHER ASSURANCES; COOPERATION; NOTIFICATION........................38
4.7.     SUPPLEMENTS TO DISCLOSURE SCHEDULE...................................38
4.8.     PUBLIC ANNOUNCEMENTS.................................................38
4.9.     TAX MATTERS..........................................................39
4.10.    BULK TRANSFERS.......................................................40
4.11.    EMPLOYEE BENEFITS....................................................40
4.12.    COMPETITIVE ACTIVITIES...............................................42
4.13.    NAME CHANGE..........................................................43
4.14.    PHASE II REPORTS.....................................................43
4.15.    REAL PROPERTY; TITLE INSURANCE.......................................44
4.16.    MICHIGAN REAL PROPERTY...............................................44

5.    CONDITIONS TO OBLIGATIONS OF CLARION AND THE PURCHASER..................44

5.1.     REPRESENTATIONS AND WARRANTIES TRUE..................................44
5.2.     PERFORMANCE..........................................................44
5.3.     REQUIRED APPROVALS AND CONSENTS......................................45
5.4.     ADVERSE CHANGES......................................................45
5.5.     NO PROCEEDING OR LITIGATION..........................................45
5.6.     OPINION OF COMPANY COUNSEL...........................................45
5.7.     LEGISLATION..........................................................45

5.8.     ACCEPTANCE BY COUNSEL TO CLARION  AND THE PURCHASER..................45
5.9.     DEBT FINANCING.......................................................45
5.10.    CERTIFICATES.........................................................46
5.11.    DOCUMENTATION FOR CONVEYANCE OF THE ASSETS...........................46
5.12     MICHIGAN REAL ESTATE.................................................46
5.13     DUE DILIGENCE........................................................46
5.14     NORTH AMERICAN PLASTICS CORPORATION..................................46
5.15     REAL PROPERTY........................................................46

6.    CONDITIONS TO OBLIGATIONS OF COMPANY AND SHAREHOLDERS...................46

6.1.     REPRESENTATIONS AND WARRANTIES TRUE..................................46
6.2.     PERFORMANCE..........................................................47
6.3.     CORPORATE APPROVALS..................................................47
6.4.     NO PROCEEDING OR LITIGATION..........................................47
6.5.     CERTIFICATES.........................................................47
6.6.     OPINION OF PURCHASER COUNSEL.........................................47
6.7.     PAYMENT OF CONSIDERATION.............................................47
6.8.     ACCEPTANCE BY COUNSEL................................................48
6.9.     EMPLOYMENT AGREEMENTS................................................47
6.10.    NORTH AMERICAN PLASTICS CORPORATION..................................48

7.    TERMINATION AND ABANDONMENT.............................................48

7.1.     METHODS OF TERMINATION...............................................48
7.2.     PROCEDURE UPON TERMINATION...........................................48
7.3.     EFFECT OF TERMINATION................................................48

8.    SURVIVAL AND INDEMNIFICATION............................................49

8.1.     SURVIVAL.............................................................49
8.2.     INDEMNIFICATION BY CLARION AND THE PURCHASER.........................49
8.3.     INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS..................50
8.4.     CLAIMS FOR INDEMNIFICATION...........................................51
8.5.     BASKET AMOUNT........................................................51
8.6.     RIGHT OF SET-OFF.....................................................52
8.7.     EXCLUSIVE REMEDIES...................................................52

9.    MISCELLANEOUS PROVISIONS................................................53

9.1.     EXPENSES.............................................................53
9.2.     AMENDMENT AND MODIFICATION...........................................53
9.3.     WAIVER OF COMPLIANCE; CONSENTS.......................................53
9.4.     NO THIRD PARTY BENEFICIARIES.........................................53
9.5.     NOTICES..............................................................53
9.6.     ASSIGNMENT...........................................................54
9.7.     GOVERNING LAW........................................................55
9.8.     COUNTERPARTS.........................................................55
9.9.     HEADINGS.............................................................55
9.10.    ENTIRE AGREEMENT.....................................................55
9.11.    INJUNCTIVE RELIEF....................................................55
9.12.    CERTAIN DEFINITIONS..................................................56
9.13.    RESOLUTION OF DISPUTES BY ARBITRATION................................56

                                LIST OF EXHIBITS

Name of Exhibit                                              Number of Exhibit
---------------                                              -----------------

*    Assets                                                  Exhibit 1.1(a)
*    Excluded Assets                                         Exhibit 1.1(b)
**   Liabilities Undertaking                                 Exhibit 1.2
**   Registration and Lock-Up Agreement                      Exhibit 1.3(a)(ii)
**   Promissory Note                                         Exhibit 1.3(a)(iii)
**   Second Promissory Note                                  Exhibit 1.3(a)(iv)
**   Allocation of Purchase Price Among the Assets           Exhibit 1.3(e)
**   Bill of Sale                                            Exhibit 1.5
*    Disclosure Schedule                                     Exhibit 2
*    Clarion Disclosure Schedule                             Exhibit 3
*    Listing of Employees to be Hired                        Exhibit 4.11
**   Opinion of Company's Counsel                            Exhibit 5.6
**   Opinion of Purchaser's Counsel                          Exhibit 6.6
**   Form of Employment Agreement                            Exhibit 6.9
**   Pledge Agreement                                        Exhibit 8.5
-------------------------

* To be attached as exhibits to and delivered upon execution of the Asset Purchase Agreement.
** To be executed and delivered at Closing on the Asset Purchase Agreement.

                              LIST OF DEFINED TERMS

Term                                                                        Page
----                                                                        ----
A

Accounts Receivable..........................................................13
Acquisition Proposals........................................................36
Affiliate....................................................................11
Affiliated Organization......................................................16
Agreement....................................................................55
Assets........................................................................2
Associate....................................................................11
Assumed Contracts.............................................................4
Assumed Liabilities...........................................................3
Authorities...................................................................9
Authority.....................................................................9

B

Basic Purchase Price..........................................................4
Basket Amount................................................................52

C

Clarion.......................................................................1
Closing.......................................................................6
Closing Balance Sheet.........................................................5
Closing Date..................................................................7
Code..........................................................................6
Company.......................................................................1
Compensation Plans...........................................................18
Confidentiality Agreement....................................................36
Consent.......................................................................9
Consents......................................................................9

D

Disclosure Schedule...........................................................8

E

Environmental and Occupational Safety and Health Law.........................24
Environmental Claim..........................................................24
Environmentally Regulated Materials..........................................24
ERISA........................................................................16
Expiration Date..............................................................49

F

Final Basic Purchase Price....................................................5

G

GAAP.........................................................................10

I

Indemnified Party............................................................51
Indemnifying Party...........................................................51
Information..................................................................33
Intellectual Property Rights.................................................14
Inventory....................................................................13

L

Latest Unaudited Balance Sheet...............................................10
Law...........................................................................9
Laws..........................................................................9
Liabilities..................................................................10
Liabilities Undertaking.......................................................3
Liability....................................................................10
Lien.........................................................................12

M

Material Adverse Effect......................................................56
Michigan Real Estate.........................................................44

N

NAPCO.........................................................................2
Net Assets....................................................................5

P

PBGC.........................................................................17
Pension Plan.................................................................16
Performance Premium Agreement.................................................7
Permitted Liens..............................................................12
Phase I Reports..............................................................43
Phase II Reports.............................................................43
Pro-Forma Closing Balance Sheet...............................................5
Proceeding...................................................................51
Promissory Note...............................................................4
Properties...................................................................23
Purchase Price................................................................4
Purchaser.....................................................................1

R

Registration and Lock Up Agreement............................................4
Retained Liabilities..........................................................3

S

Second Promissory Note........................................................4
Shareholders..................................................................1

T

Tax..........................................................................14
Tax Return...................................................................15
Tax Returns..................................................................15
Taxes........................................................................14
Termination Date..............................................................6
Total Assets..................................................................5
Total Liabilities.............................................................5
Transferred Employee.........................................................40
Transferred Plans............................................................42

W

Welfare Plan.................................................................17

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, is entered into as of the 27nd day of January, 2000 by and among CLARION TECHNOLOGIES, INC., a Delaware corporation ("CLARION"), CLARION-DRAKE ACQUISITION, INC., a Michigan corporation (the "PURCHASER"), DRAKE PRODUCTS CORPORATION, a Michigan corporation (the "Company"), and JEFFREY W. ANONICK, and MICHAEL C. MILLER (the "SHAREHOLDERS").


         A. The Company is engaged in full-service plastic injection molding for the appliance, automotive, furniture and consumer products industries.

         B. The parties hereto wish to provide for the terms and condition upon which the Purchaser will acquire certain assets and assume certain specified liabilities of the Company.

         C. The parties hereto wish to make certain representations, warranties, covenants and agreements in connection with the purchase of assets and assumption of liabilities and also to prescribe various conditions to such transaction.

         Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

1.       PURCHASE OF ASSETS

1.1.     ASSETS TO BE PURCHASED

         (a) Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as will have been waived in accordance with the terms hereof), the Company will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase (and Clarion will cause the Purchaser to so purchase) from the Company, at the Closing (as hereinafter defined), all of the assets, properties, goodwill and rights of the Company, whether tangible or intangible, real, personal or mixed, wheresoever located and whether or not carried or reflected on the books and records of Company or any subsidiary or affiliate of the Company including, without limitation:

                  (i)      real property that is owned by the Company;

                  (ii) all rights of the Company in the personal property that is owned or leased by the Company or in which it has any right or interest;

                  (iii)    franchises;

                  (iv) all right, title and interest in and to the use of the Company's corporate names and any derivatives or combinations thereof as used by the Company;

                  (v) all of the Company's Intellectual Property Rights (as hereinafter defined), including the goodwill associated therewith, rights to use, licenses and sublicenses in respect thereto and the rights thereunder, royalties and remedies against infringement thereof (including past infringements), and rights of protection of interest therein;

                  (vi) rights under or pursuant to licenses by or to the Company;

                  (vii) inventory (materials, work in process, finished goods), equipment, machinery, furniture, fixtures, motor vehicles and supplies;

                  (viii)   accounts receivables;

                  (ix)     prepaid expenses;

                  (x) all of the Company's rights with respect to insurance policies (if, and to the extent, assignable), contracts, purchase orders, customers, lists of customers and suppliers, sales representative agreements, and all favorable business relationships, causes of action, judgments, claims and demands of whatever nature;

                  (xi) all credit balances of or inuring to the Company, under any state unemployment compensation plan or fund;

                  (xii) all of the Company's rights with respect to obligations of the present and former officers and employees and of individuals and corporations;

                  (xiii) all of the Company's rights with respect to partnership or joint venture agreements or arrangements;

                  (xiv) files, papers and records relating to the Company's business and assets;

                  (xv) the assets as reflected on the Latest Unaudited Balance Sheet (as hereinafter defined), with only such dispositions of such assets reflected on the Latest Unaudited Balance Sheet as will have occurred in the ordinary course of business of the Company between the date thereof and the Closing and which are permitted by the terms hereof;

                  (xvi) a twenty-four and one-half percent (24.5%) equity interest in North American Plastics Corporation ("NAPCO"); and

                  (xvii)   cash, money and deposits with financial institutions.

         All of the foregoing are sometimes collectively referred to herein as the "Assets" and are more fully described on Exhibit 1.1(a) hereto.

         (b) Notwithstanding the foregoing, the Company will not sell, transfer, convey, assign or deliver to the Purchaser, and the Purchaser will not purchase from the Company, the following assets:

                  (i) the consideration delivered to the Company pursuant to this Agreement (as hereinafter defined) for the Assets;

                  (ii) the minute books, corporate seal and stock records of the Company (subject to delivery of complete copies thereof to Purchaser in connection with its due diligence investigation);

                  (iii)    shares of the capital stock of the Company; and

                  (iv) the assets specifically described on Exhibit 1.1(b) hereto.

1.2.     LIABILITIES ASSUMED.

         Upon satisfaction of all conditions to the obligations of the parties contained herein (other than such conditions as will have been made in accordance with the terms hereof), the Purchaser will assume those liabilities of the Company set forth on Exhibit 1.2 (the "ASSUMED LIABILITIES") pursuant to an Assignment and Assumption Agreement in the form set forth on Exhibit 1.2 (the "LIABILITIES UNDERTAKING"). Except for the Assumed Liabilities, the Purchaser has not agreed to pay, will not be required to assume and will have no liability or obligation, direct or indirect, absolute or contingent, with respect to any other liability or obligation of the Company or any affiliates or associates or of any other person (the "RETAINED LIABILITIES"), including without limitation:

         (a) any debt, liability or obligation of the Company, the Shareholders or any of their affiliates or associates, direct or indirect, known or unknown, fixed, contingent or otherwise, that (i) is unrelated to the Assets; (ii) is unrelated to the business of the Company; or (iii) relates to the Assets and is based upon or arises from any act, omission, transaction, circumstance, sale of goods or services, state of facts or other condition occurring or existing on or before the Closing Date (as hereinafter defined), whether or not then known, due or payable, except to the extent that the same was expressly assumed by Clarion or the Purchaser pursuant to the terms of the Liabilities Undertaking;

         (b) any obligation for Taxes (as hereinafter defined) related to any of the Assets for any Tax period or portion thereof ending on or before the applicable Closing Date for purchase of such Assets and any obligation for other Taxes of the Company or its officers, directors, shareholders, or other agents or affiliates;

         (c)      Environmental Claims (as hereinafter defined); and

         (d) any liability of Company to any of the Company's employees, whether pursuant to agreements between such employees and the Company or otherwise other than liabilities arising after the Closing Date under any employment agreement which is an Assumed Contract.

         At the Closing, the Company will convey, transfer and assign, and the Purchaser will accept and assume, those contracts, agreements, obligations and commitments specifically listed on the Liabilities Undertaking to be assumed by the Purchaser (the "ASSUMED CONTRACTS").

1.3.     PURCHASE PRICE.

         (a) The total consideration to be paid by the Purchaser to the Company for the Assets (the "PURCHASE PRICE") will be an amount equal to:

                  (i) Twenty-Six Million Dollars ($26,000,000) subject to adjustment as provided in Section 1.3(d) and (f) hereof;

                  (ii) Plus, two million (2,000,000) shares of Clarion's common stock, $.001 par value (the "Shares") subject to the terms of a Registration and Lock-Up Agreement in the form attached hereto as Exhibit 1.3(a)(ii) (the "REGISTRATION AND LOCK-UP AGREEMENT");

                  (iii) Plus, an unsecured subordinated promissory note in the original principal amount of Five Million Dollars ($5,000,000) bearing interest at the rate of twelve percent (12%) per annum in the form attached hereto as Exhibit 1.3(a)(iii) (the "PROMISSORY NOTE") subject to adjustment as provided in Section 1.3(f) hereof;

                  (iv) Plus, an unsecured subordinated promissory note in the original principal amount of Eighty Thousand Dollars ($80,000) bearing no interest in the form attached hereto as Exhibit 1.3(a)(iv) (the "SECOND PROMISSORY NOTE") subject to adjustment as provided in Section 1.3(f) hereof; and

                  (v) In addition, the Purchaser will assume the Assumed Liabilities as of the Closing Date, pursuant to the terms of the Liabilities Undertaking referenced in
                           Section 1.2 hereof (subparagraphs (i) - (iv), collectively the "BASIC PURCHASE PRICE").

         (b)      At the Closing, the Purchaser will:

                  (i) Pay the Company, by federal wire transfer, immediately available funds of Twenty-Six Million Dollars ($26,000,000), or such lesser amount as may be determined pursuant to Section 1.3(c) to a bank account of the Company pursuant to written instructions given to the Purchaser at least 72 hours prior to the Closing;

                  (ii)     Deliver certificates representing the Shares;

                  (iii)    Deliver the Promissory Note;

                  (iv)     Deliver the Second Promissory Note; and

                  (v) Execute and deliver to the Company the Liabilities Undertaking.

         (c) The Basic Purchase Price set forth in Section 1.3(a) hereof will be subject to adjustment after the Closing Date (as hereinafter defined) as follows:

                  (i) Not later than two (2) business days prior to the Closing, the Company shall prepare, or cause to be prepared, and deliver to Purchaser a pro-forma balance sheet (the "PRO-FORMA CLOSING BALANCE SHEET"), as of the Closing Date, reflecting only those assets being transferred to the Purchaser pursuant to Section 1.1 (the "TOTAL ASSETS") and those liabilities being assumed by the Purchaser pursuant to Section 1.2 (the "TOTAL LIABILITIES") and setting forth the estimated Net Assets (as defined herein). The Pro-Forma Closing Balance Sheet will be prepared in accordance with Exhibit 1.3(c) hereto. The Pro-Forma Closing Balance Sheet prepared by the Company will be subject to review and approval by the Purchaser. The amount payable to the Company at the Closing shall be reduced dollar for dollar by the amount by which the estimated Net Assets set forth on the Pro-Forma Closing Balance Sheet is less than Fourteen Million Three Hundred Eight Thousand Dollars ($14,308,000). For purposes of this Agreement, "NET ASSETS" shall mean the difference between the Company's Total Assets and Total Liabilities reflected on the Closing Balance Sheet.

                  (ii) Purchaser will prepare and deliver to the Company within sixty (60) days following the Closing Date (or as soon thereafter as practicable) a balance sheet for the Company as of the opening of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet will be used to determine the amount of Assumed Liabilities as well as any adjustments pursuant to Section 1.3(d) hereof as of the Closing, for purposes of determining the final Basic Purchase Price (the "Final Basic Purchase Price").

                  (iii) Within thirty (30) days after the delivery of the Closing Balance Sheet, the Company will notify the Purchaser as to whether it disagrees with any of the amounts included in the Closing Balance Sheet. If such notice is not given, the Closing Balance Sheet will be final and conclusive for all purposes. If the parties are unable to resolve their differences within 60 days of their receipt of the Closing Balance Sheet, the Purchaser and the Company agree to retain BDO Seidman of Grand Rapids to arbitrate the dispute and render a decision within thirty (30) days of such retention, which decision will be final and binding for all purposes. Any award pursuant to this
                           Section 1.3(c)(iii) may be entered in and enforced by any court having jurisdiction over the matter. The Purchaser and the Company will each pay one-half of the costs of services rendered by said accounting firm.

                  (iv) Within five days after the expiration of the 30-day period for giving notice of disagreement with the Closing Date Balance Sheet or, if such notice is given, within five days after the resolution of disputes, if any, pursuant to subsection 1.3(c)(iii) above, the Final Basic Purchase Price will be determined and the Purchaser or the Company, as appropriate, will by wire transfer in immediately available funds make payment to the other of any appropriate amounts, such that after such payments, and taking into account amounts previously received by the Company pursuant to Section 1.3(b) hereof, the Purchaser will have paid the Company the Final Basic Purchase Price.

         (d) The amount of Net Assets (as defined herein) assigned and conveyed to Purchaser hereunder shall be no less than Fourteen Million Three Hundred Eight Thousand Dollars ($14,308,000). In the event that the amount of Net Assets transferred, assigned and conveyed to the Purchaser at Closing is less than the estimated Net Assets set forth on the Pro-Forma Closing Balance Sheet, then the Purchaser shall be entitled to offset the amount of such difference from the cash portion of the Final Basic Purchase Price.

         (e) The Purchase Price will be allocated among the Assets in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"). In making such allocation, the allocations set forth in Exhibit 1.3(e), attached hereto will apply, subject to adjustment after the Closing based upon the Closing Balance Sheet. The Company will prepare and deliver to the Purchaser Exhibit 1.3(e). Such values and allocation determination will be binding on the Purchaser and the Company only for the purposes of U.S. Federal, state and local taxation. The Company and the Purchaser will file all Tax Returns (as defined herein) and tax reports (including IRS Form 8594) in accordance with and based upon such allocation and will take no position in any Tax Return, tax proceeding or tax audit which is inconsistent with such allocation.

1.4.     CLOSING.

         Unless this Agreement will have been terminated and the transactions contemplated herein will have been abandoned pursuant to Section 7 hereof, a closing (the "Closing") will be held on or before February 14, 2000; provided, however, that if any of the conditions provided for in Sections 5 and 6 hereof will not have been satisfied or waived by such date, then the party to this Agreement which is unable to satisfy such condition or conditions, despite the best efforts of such party, will be entitled to postpone the Closing by notice to the other parties until such condition or conditions will have been satisfied (which such notifying party will seek to cause to happen at the earliest practicable date) or waived, but in no event will the Closing occur later than the "TERMINATION DATE" which will be February 29, 2000, unless the parties hereto will agree in writing to extend the date of such Closing. The parties will use their best efforts to complete the Closing by February 14, 2000. The Closing will be held at the offices of Borre, Peterson, Fowler & Reens, P.C., 300 Ottawa Avenue, NW, Suite 500, Grand Rapids, MI 49503, or such other place as the parties may agree, at 11:00 a.m., local time or such other time as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. In the event that the Closing occurs on or before February 14, 2000, the parties agree that the Closing will have occurred as of February 1, 2000, and the Purchase Price will increase by Five Thousand Seven Hundred Sixty Seven Dollars ($5,767) for each day after February 1, 2000 that the Closing occurs. In the event that the Closing occurs after February 14, 2000, the parties agree that the Closing will have occurred on the actual date of Closing, and that there will be no increase in the Purchase Price as a result of this
         Section 1.4. The date on which the Closing will be deemed to have occurred pursuant to this Section 1.4 shall be the "Closing Date."

1.5.     INSTRUMENTS OF TRANSFER TO PURCHASER AT THE CLOSING.

         At the Closing, the Company will deliver to the Purchaser:

         (a) Such bills of sale, endorsements, assignments, deeds and other good and sufficient instruments of conveyance and transfer, in form and substance reasonably satisfactory to the Purchaser and its counsel, as will be required to vest in the Purchaser title to the Assets, including without limitation:

                  (i) General bills of sale and deeds vesting in the Purchaser good and marketable title to all of the Assets in the form included in Exhibit 1.5 hereto;

                  (ii) Appropriate endorsements and assignments of the contracts, licenses, agreements, permits, plans, commitments and other binding arrangements included in the Assets;

                  (iii) Specific bills of sale, endorsements and assignments transferring to the Purchaser the Intellectual Property Rights; and

                  (iv) Such written consents, agreements and other instruments as the Purchaser will reasonably request to enable it to use the name "Drake Products Corporation" and all other trade names of the Company, and all other variations or combinations thereof as used by the Company; and

         (b) All data relating to the assets, property, goodwill and business of the Company. Simultaneously with such delivery, the Company will take all actions necessary to put the Purchaser in actual possession and operating control of the Assets.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company and the Shareholders hereby represent and warrant to the Purchaser and Clarion, as of the date hereof, as follows:

2.1.     DISCLOSURE SCHEDULE.

         The disclosure schedule attached as Exhibit 2 hereto (the "Disclosure Schedule") is divided into sections which correspond to the subsections of this Section 2. At Closing, the Disclosure Schedule shall be true, complete and correct. Nothing in the Disclosure Schedule will be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Except as otherwise provided in this Agreement, disclosures in any subsection thereof will not constitute disclosure for purposes of any other subsection and any other section or subsection of this Agreement or any exhibit to or other writing which is designated herein as being part of this Agreement. Notwithstanding anything to the contrary, the Company shall have the right to supplement the Disclosure Schedule up to the Closing.

2.2.     CORPORATE ORGANIZATION.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, has full corporate power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on the Company; and has heretofore delivered to the Purchaser true, complete and correct copies of its articles of incorporation and code of regulations, as presently in effect. The Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business. The Company has no subsidiaries.

2.3.     AUTHORIZATION.

         The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Board of Directors of the Company has taken all action required by law, the Company's articles of incorporation and code of regulations and otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by the

         Company and no other corporate action is necessary. This Agreement has been duly and validly executed by the Shareholders. This Agreement is a valid and binding legal obligation of the Company and the Shareholders enforceable against them in accordance with its terms.

2.4.     NON-CONTRAVENTION.

         Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles of incorporation or code of regulations of the Company; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions, changes or other events which could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (A) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party or by which the Company or any of the Assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents will have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon the Assets under any debt, obligation, contract, agreement or commitment to which the Company is a party or by which the Company or any of the Assets is or may be bound; or (iii) violate any applicable statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (sometimes hereinafter separately referred to as a "Law" and sometimes collectively as "LAWS") of any federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other governmental authority (hereinafter sometimes separately referred to as an "AUTHORITY" and sometimes collectively as "AUTHORITIES").

2.5.     CONSENTS AND APPROVALS.

         Except as set forth in the Disclosure Schedule, and with respect to the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with (hereinafter sometimes separately referred to as a "Consent" and sometimes collectively as "CONSENTS") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein except where the failure to obtain such Consent would not prevent or delay consummation of the transactions contemplated herein, or otherwise prevent or delay the Company from performing its obligations under this Agreement, and would not have a Material Adverse Effect.

2.6.     FINANCIAL STATEMENTS.

         The Disclosure Schedule contains true and complete copies of the audited balance sheets of the Company as of December 31, 1998, 1997 and 1996 and the related audited statements of operations, shareholders' equity and cash flows for each of the respective fiscal years then ended as well as the unaudited balance sheet of the Company as of December 31, 1999. The unaudited balance sheet as of December 31, 1999 is referred to herein as the "LATEST UNAUDITED BALANCE SHEET." Except as disclosed therein, the foregoing financial statements (i) are in accordance with the books and records of the Company and have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied for all periods, subject with respect to the Latest Unaudited Balance Sheet to normal year end adjustments and the absence of notes and (ii) fairly present the financial position of the Company as of the respective dates thereof, and the results of operations, and changes in shareholders' equity and changes in cash flow for the periods then ended, all in accordance with GAAP consistently applied for all periods.

2.7.     ABSENCE OF UNDISCLOSED LIABILITIES.

         The Company does not have any material liabilities, obligations or claims of any kind whatsoever which are required to be set forth in financial statements prepared in accordance with GAAP, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "LIABILITY" and collectively as "LIABILITIES"), other than: (a) Assumed Liabilities;
         (b) Liabilities that are reserved for or disclosed in the Latest Unaudited Balance Sheet; (c) Liabilities that are set forth on the Disclosure Schedule; (d) Liabilities incurred by the Company in the ordinary course of business after the date of the Latest Unaudited Balance Sheet (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law); or (e) Liabilities for Assumed Contracts (other than any express executory obligations that might arise due to any default or other failure of performance by the Company prior to the Closing Date).

2.8.     ABSENCE OF CERTAIN CHANGES.

         Since the date of the Latest Unaudited Balance Sheet, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing and except as set forth on the Disclosure Schedule or in the ordinary course of business, the Company has not, since the Latest Unaudited Balance Sheet:

         (a) suffered any Material Adverse Effect or experienced any event or failed to take any action which reasonably could be expected to result in such a Material Adverse Effect;

         (b) suffered any loss, damage, destruction or other casualty (whether or not covered by insurance) or suffered any loss of officers, employees, dealers, distributors, independent contractors, customers, or suppliers which had or may reasonably be expected to result in a Material Adverse Effect;

         (c) incurred any indebtedness for borrowed money in excess of Fifty Thousand Dollars ($50,000);

         (d) mortgaged, pledged, or subjected to any lien, lease, security interest or other charge or encumbrance any of the Assets;

         (e)      acquired or disposed of any assets or properties;

         (f) forgiven or canceled any debts or claims, or waived any rights in excess of Twenty-Five Thousand Dollars ($25,000);

         (g)      entered into any material transaction;

         (h) granted to any officer or salaried employee or any other employee or consultant or independent contractor any increase in compensation in any form or paid any severance or termination pay;

         (i) entered into any commitment for capital expenditures for additions to plant, property or equipment involving more than Twenty-Five Thousand Dollars ($25,000);

         (j) written down the value of any inventory (including write-downs by reason of shrinkage or mark-down) or written off as uncollectable any notes or accounts receivable, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practices;

         (k) disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright, or disposed of or disclosed to any person other than representatives of the Purchaser any trade secrets, formula, process or know-how not theretofore a matter of public knowledge, other than in the ordinary course of business consistent with past practice it being understood that the ordinary course of business includes obtaining confidentiality assurances from such persons;

         (l) made any change in any method of financial or tax accounting or financial or tax accounting practice;

         (m) suffered any adverse change in its relationship with any material customer, including the loss of any such material customer or a contract with any such material customer;

         (n) purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with, in the ordinary course of business or otherwise, (i) any shareholder of Company or (ii) any "AFFILIATE" or "ASSOCIATE" (as defined in Rule 405 under the Securities Act of 1933, as amended) of Company or any shareholder of the Company (except with respect to compensation in the ordinary course of business for services rendered as a director, officer or employee of Company); or

         (o) agreed, whether in writing or otherwise, to take any action described in this subsection.

2.9.     REAL PROPERTIES.

         The Disclosure Schedule lists all real properties either owned or leased by the Company. With respect to real properties owned by the Company, the Disclosure Schedule includes a common and legal description of each property. With respect to real properties leased by the Company, the Disclosure Schedule includes a brief description of the operating facilities located thereon, the annual rent payable thereon, the length of the term, any option to renew with respect thereto and the notice and other provisions with respect to termination of rights to the use thereof. Except as set forth in the Disclosure Schedule, the Company has good and marketable fee simple record title in and to, or a leasehold interest in and to, all of the real property assets and fixtures included in the Assets. Except as set forth in the Disclosure Schedule, such leasehold interests are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any violation, breach or default thereof or thereunder. Except as set forth in the Disclosure Schedule, none of the real property assets or fixtures owned by the Company is subject to any mortgage, pledge, lien, security interest, encumbrance, claim, easement, right-of-way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) ("LIEN"), except the following (herein called "PERMITTED LIENS"): (i) Liens securing specified liabilities or obligations shown on the Latest Unaudited Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' and other similar Liens arising in the ordinary course of business; (iii) minor imperfections of title which do not materially impair the existing use of such real property assets or fixtures; (iv) Liens for current Taxes not yet due and payable or being contested in good faith by appropriate proceedings; and (v) recorded real estate covenants, conditions, restrictions, easements, building or land use restrictions, and other encumbrances, which do not in any material respect, individually or in the aggregate, diminish the value of, or interfere with the current use of, such real property. Except as set forth in the Disclosure Schedule, to the best knowledge of the Company, all real properties owned or leased by the Company are free from structural defects, in good operating condition and repair. Except as set forth in the Disclosure Schedule, to the best knowledge of the Company each such real property and its present use conform in all respects to all occupational, safety or health, zoning, planning, subdivision, platting and similar Laws, and there is, to the knowledge of Company, no such Law contemplated that would affect adversely the right of Company to own or lease and operate and use such real properties. Except as set forth in the Disclosure Schedule, to the best knowledge of the Company all public utilities necessary for the current use and operation of any facilities on the aforesaid real properties are available for use or access at such properties and there is no legal or physical impairment to free ingress or egress from any of such facilities or real properties. The Company is not a foreign person and is not controlled by a foreign person, as the term foreign person is defined in Section 1445(f)(3) of the Code.

2.10.    MACHINERY, EQUIPMENT, VEHICLES AND PERSONAL PROPERTY.

         Except as set forth in the Disclosure Schedule, the Company has good and marketable right, title and interest in and to, or a leasehold interest in and to, the machinery, equipment, vehicles and other personal property included in the Assets. Except as set forth in the Disclosure Schedule, all of such leasehold interests relating to machinery, equipment, vehicles and other personal property are valid and in full force and effect and enforceable in accordance with their terms and there does not exist any material violation, breach or default thereof or thereunder. Except as set forth in the Disclosure Schedule, none of such machinery, equipment, vehicles or other personal property is subject to any mortgage, pledge, lien or security interest of any kind or nature (whether or not of record) except Permitted Liens. Except as set forth in the Disclosure Schedule, to the best knowledge of the Company, the machinery, equipment, vehicles and other personal property of the Company are in good operating condition and repair, normal wear and tear excepted.

2.11.    INVENTORIES.

         Except as set forth in the Disclosure Schedule, all inventory as of the date of the Latest Unaudited Balance Sheet is, and as of the Closing Date will be, valued at the lower of cost or market. Except as set forth on the Disclosure Schedule, all inventory of the Company (the "INVENTORY"): (i) are of a quality and quantity usable in the ordinary course of business, and the present quantities of Inventory of the Company are reasonable; and (ii) meet in the aggregate the stricter of industry or Company specifications applicable to such Inventory.

2.12.    RECEIVABLES AND PAYABLES.

         (a) Except as set forth on the Disclosure Schedule, (i) the Company has good right, title and interest in and to all its accounts and notes receivable and trade notes and trade accounts (the "ACCOUNTS RECEIVABLE"); (ii) none of such Accounts Receivable is subject to any Lien; (iii) except to the extent of applicable reserves shown in the Latest Unaudited Balance Sheet, to the best knowledge of the Company, all of the Accounts Receivable owing to the Company constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no claims, refusals to pay or other rights of set-off against any thereof; (iv) no account or note debtor whose account or note balance exceeds the amount set forth in the Disclosure Schedule at the date set forth therein was delinquent in payment by more than ninety (90) days; (v) the aging schedule of the Accounts Receivable as of December 31, 1999 previously furnished to the Purchaser is complete and accurate; and (vi) to the best knowledge of the Company, there, is no reason why any Account Receivable will not be collected in accordance with its terms, other than for such accounts and notes which are not in excess of the reserves established therefor and reflected in the Latest Unaudited Balance Sheet.

         (b) Except as set forth on the Disclosure Schedule, all accounts payable and notes payable by the Company to be assumed by the Purchaser pursuant to Section 1.2 arose in bona fide transactions in the ordinary course of business and no such account payable or note payable is delinquent by more than ninety (90) days in its payment.

2.13.    INTELLECTUAL PROPERTY RIGHTS.

         The Company owns or has the unrestricted right to use all intellectual property rights, including without limitation the patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, trade names, service marks, service mark applications, logos, copyrights, computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes and formulae (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary or required for use in connection with the Assets and for the conduct of the business of the Company as presently conducted, free and clear of all Liens. All Intellectual Property Rights are listed or described on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, to the best knowledge of the Company the use of all Intellectual Property Rights necessary or required for the conduct of the business of the Company as presently conducted does not and will not infringe or violate or allegedly infringe or violate the intellectual property rights of any person or entity. Except as described on the Disclosure Schedule, the Company (i) does not own or use any Intellectual Property Rights pursuant to any written license agreement; and (ii) has not granted any person or entity any rights, pursuant to written license agreement or otherwise, to use the Intellectual Property Rights.

2.14.    LITIGATION.

         Except as set forth in the Disclosure Schedule, there is no action, suit, proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before (or any investigation by) any Authority, pending or to the best knowledge of the Company threatened, against the Company or any of the Assets, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein, and there does not exist any valid basis for any such action, proceeding or investigation. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding to which it is a party which may have a Material Adverse Effect on the Company.

2.15.    TAX MATTERS.

         For all purposes of this Agreement, the term "Taxes" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, duties or other taxes, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes. In addition, the term "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed with any Authority in respect of Taxes, and the term "TAX RETURN" means any one of the foregoing Tax Returns. Except as otherwise set forth in the Disclosure Schedule, the Company hereby represents and warrants the following with respect to the Company:

         (a) LIABILITY FOR TAXES. The Company shall be responsible for and shall pay all Taxes attributable to or arising from the business and operations of the Company conducted on and through the Closing Date and shall be responsible for its own income and franchise Taxes, if any, arising from the transactions contemplated by this Agreement. The Company hereby acknowledges that, in preparing the Closing Balance Sheet, all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to any of the Assets prior to and including December 31, 1999 will be allocated to the Company, and all real property Taxes, personal property Taxes and similar ad valorem obligations levied with respect to any of the Assets including and after January 1, 2000 will be allocated to the Purchaser.

         (b) FILING OF TAX RETURNS. There have been properly completed and duly filed on a timely basis all Tax Returns required to be filed on or prior to the date hereof by the Company with respect to Taxes of the Company. All such Tax Returns were correct and complete in all material respects.

         (c) PAYMENT OF TAXES. With respect to all amounts in respect of Taxes imposed upon the Company with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax Laws and agreements have been fully complied with, and all such amounts of Taxes shown on its Tax Returns on or before the date hereof have been duly paid and there are no liens for such Taxes upon any property or assets of the Company.

         (d) AUDITS AND EXTENSIONS. Section 2.15(d) of the Disclosure Schedule lists all federal income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1995 and indicates those federal income Tax Returns that have been audited and those federal income Tax Returns that currently are the subject of an audit, and except to the extent shown therein, all deficiencies asserted as a result of such completed examinations have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which, by application of similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined. Except as set forth in the Disclosure Schedule, all deficiencies and assessments of Taxes of the Company resulting from an examination of any Tax Returns by any Authority have been paid and to the best knowledge of the Company there are no pending examinations currently being made by any Authority nor has there been any written or oral notification to Company of any intention to make an examination of any Taxes by any Authority. Except as set forth in the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return for any period.

         (e) INDEPENDENT CONTRACTORS AND EMPLOYEES. For purposes of computing Taxes and the filing of Tax Returns to the best knowledge of the Company, the Company has not failed to treat as "employees" any individual providing services to the Company who would be classified as an "employee" under the applicable rules or regulations of any Authority with respect to such classification.

         (f) S CORPORATION. The Company is an "S CORPORATION," and the Company has had in effect a valid election under Code Section 1362 to be treated as an "S corporation" for each of its taxable years ended after December 31, 1995. Neither the Company nor any of its shareholders have taken any action to revoke that election, neither the Company nor any of its shareholders are aware of any basis or the existence of any facts that would permit the Internal Revenue Service to revoke that election for any period prior to the date of Closing, and, except as described in the Disclosure Schedule, since the effective date of its election as an S corporation to and including the date of Closing, the Company will not have incurred or become liable for the payment of any corporate-level income tax, or any related penalties or interest.

2.16.    INSURANCE.

         The Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company, specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous five years. All present policies are in full force and effect and all premiums with respect thereto have been paid. The Company has not been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past five years, except as described on the Disclosure Schedule.

2.17.    BENEFIT PLANS.

         Except as set forth in the Disclosure Schedule:

         (a) Neither the Company nor any other "person" within the meaning of Section 7701(a)(1) of the Code, that together with the Company is considered a single employer pursuant to Sections 414(b), (c), (m) or (o) of the Code or Sections 3(5) or 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (an "AFFILIATED ORGANIZATION") sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether fixed or contingent, with respect to, any "employee pension benefit plan" ("PENSION PLAN") as such term is defined in
                  Section 3(2) of ERISA, including without limitation, any such plan that is excluded from coverage by Section 4(b)(5) of ERISA or is a "Multi-employer Plan" within the meaning of
                  Section 3(37) or 4001(a)(3) of ERISA. Each such Pension Plan has been operated in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Law. All Pension Plans which the

                  Company operates as plans that are qualified under the provisions of Section 401(a) of the Code satisfy in form and operation the requirements of Section 401(a) and all other sections of the Code incorporated therein, except that such Pension Plans have not been amended to comply with any changes in the law for which the Section 401(b) remedial amendment period expires as of the end of the plan year beginning in 2000 pursuant to IRS Rev. Proc. 99-23.

         (b) Neither the Company, nor any Affiliated Organization, has or could have any liability of any nature, whether fixed or contingent, to any Pension Plan, the Pension Benefit Guaranty Corporation ("PBGC") or any other person, arising directly or indirectly under Title IV of ERISA. No "reportable event," within the meaning of Section 4043(b) of ERISA, has occurred with respect to any Pension Plan. Neither the Company nor any Affiliated Organization has been a party to a sale of assets to which Section 4204 of ERISA applied with respect to which it could incur any withdrawal liability (including any contingent or secondary withdrawal liability) to any Multi-employer Plan. Neither the Company nor any Affiliated Organization has incurred any withdrawal liability within the meaning of Section 4201 of ERISA or suffered or otherwise caused a "complete withdrawal" or "partial withdrawal," as such terms are defined respectively in Sections 4203 and 4205 of ERISA, with respect to a Multi-employer Plan, and nothing has occurred that is reasonably likely to result in such a complete or partial withdrawal.

         (c) Neither the Company, nor any Affiliated Organization, sponsors, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether fixed or contingent, with respect to, any "employee welfare benefit plan" ("WELFARE PLAN") as such term is defined in
                  Section 3(1) of ERISA, whether insured or otherwise. Each Welfare Plan has been operated in accordance with its terms and in compliance with the applicable provisions of ERISA, the Code and all other applicable Law. Neither the Company nor any Affiliated Organization has established or contributed to, is required to contribute to or has or could have any liability of any nature, whether fixed or contingent, with respect to any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of Section 419 of the Code, "qualified asset account" within the meaning of
                  Section 419A of the Code or "multiple employer welfare arrangement" within the meaning of Section 3(40) or ERISA. Neither the Company nor any Affiliated Organization maintains, contributes to or has or could have any liability of any nature, whether fixed or contingent, with respect to medical, health, life or other welfare benefits for present or future terminated employees or their spouses or dependents other than as required by Part 6 of Subtitle B of Title I of ERISA or any comparable state law.

         (d) Neither the Company nor any Affiliated Organization is a party to, maintains, contributes to, is required to contribute to or has or could have any liability of any nature, whether fixed or contingent, with respect to, any bonus plan, incentive plan, stock plan or any other current or deferred compensation, separation, retention, severance or similar agreement, arrangement or policy ("Compensation Plans").

         (e) There are no facts or circumstances which could, directly or indirectly, subject the Company or any Affiliated Organization to any (1) excise tax or other liability under Chapters 43, 46 or 47 of Subtitle D of the Code, (2) penalty tax or other liability under Chapter 68 of Subtitle F of the Code or (3) civil penalty arising under Section 502 of ERISA. The Company does not and could not have any liability arising directly or indirectly in connection with any failure of the Company or any Affiliated Organization to comply with Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA ("COBRA"). The Disclosure Schedule lists the name of each individual who, as of the date of the Disclosure Schedule, and as updated immediately prior to the Closing, was covered or eligible to be covered under any group health Plan maintained by the Company pursuant to the group health plan continuation requirements of COBRA.

         (f) The Company and each Affiliated Organization has made adequate provisions for reserves or accruals in accordance with generally accepted accounting principles to meet contribution benefit or funding obligations arising under applicable Law or the terms of any Pension Plan or Welfare Plan or Compensation Plan or related agreement. There will be no change on or before Closing in the operation of any Pension Plan, Welfare Plan or Compensation Plan or any documents with respect thereto which will result in an increase in the benefit liabilities under such plans, except as may be required by law.

         (g) The Company and each Affiliated Organization has timely complied with all reporting and disclosure obligations with respect to the Pension Plans, Welfare Plans and Compensation Plans imposed by Title I of ERISA or other applicable Law.

         (h) There are no pending or, to the Company's knowledge, threatened audits, investigations, claims, suits, grievances or other proceedings, and there are no facts that could give rise thereto, involving, directly or indirectly, any Pension Plan, Welfare Plan, or Compensation Plan, or any rights or benefits thereunder, other than the ordinary and usual claims for benefits by participants, dependents or beneficiaries.

         (i) The transactions contemplated herein will not and do not result in the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Pension Plan, Welfare Plan or Compensation Plan.

         (j) The Company has delivered to Purchaser, true and complete copies of: (i) all Pension, Welfare and Compensation Plans and related trust agreements or other agreements or contracts evidencing any funding vehicle with respect thereto; (ii) the three most recent annual reports on Treasury Form 5500, including all schedules and attachments thereto, with respect to any Plan for which such a report is required; (iii) the three most recent actuarial reports with respect to any Pension Plan that is a "defined benefit plan" within the meaning of Section 414(j) of the Code; (iv) the form of summary plan description, including any summary of material modifications thereto or other modifications communicated to participants, currently in effect with respect to each Pension, Welfare or Compensation Plan for which such is required; (v) the most recent determination letter with respect to each Pension Plan intended to qualify under Section 401(a) of the Code; (vi) a copy of the notice required under ERISA Section 204(h) for any Pension Plan for which benefit accruals have been frozen; (vii) all professional opinions, material internal memoranda, material correspondence with regulatory authorities and administrative policies, manual, interpretations and the like with respect to each Pension Plan, Welfare Plan or Compensation Plan; and (viii) complete and accurate employment records showing for each Transferred Employee (as defined herein), the following: name, address, Social Security number, date of birth, date of hire, rate of pay, marital status, and citizenship or immigration status.

         (k) In connection with the termination of any Pension Plan and without limiting the applicability of the foregoing representations to such Pension Plan: (i) nothing done or omitted to be done has or could subject the Company or any Affiliated Organization to any liability, loss, cost, charge, expense or expenditure of any nature or result in the imposition of any Lien in favor of the PBGC or any other person; (ii) the Company has received a determination letter from the Internal Revenue Service, based on complete and accurate disclosure by the Company, that such termination did not adversely affect the qualified status of such Pension Plan under Section 401(a) of the Code or the tax exempt status of its related trust under Section 501(a) of the Code; (iii) all notices and other filings required to be submitted to the PBGC were submitted in a timely manner and were complete and accurate and no distributions were made until receipt of PBGC approval in the form of a notice of sufficiency or by lapse of any applicable time period without notice of PBGC objection, as the case may be; (iv) all participants, beneficiaries of deceased participants, alternate payees and other interested Parties received all notices and disclosures required by applicable Law in a timely manner and all such notices and disclosures were complete and accurate and satisfied the requirements imposed by all applicable Laws; (v) no portion of the assets of the Plan reverted to the Company or any Affiliated Organization; (vi) the selection of annuity contracts and the process employed in connection therewith satisfied all applicable Laws, including without limitation ERISA, and each and all of the issuers of such contracts have fully satisfied all of its or their obligations thereunder and
                  (vii) the termination in all respects satisfied all applicable Laws.

         (l) No action or omission of the Company or any director, officer, employee or agent thereof in any way restricts, impairs or prohibits the Purchaser or any successor of the Purchaser from amending or terminating any Pension Plan, Welfare Plan or Compensation Plan in accordance with the express terms of any such plan and applicable law.

         (m) Nothing has occurred or failed to occur with respect to any Pension Plan, Welfare Plan or Compensation Plan which could result in any liability to the Purchaser or any successor of the Purchaser other than a liability expressly assumed pursuant to this Agreement.

2.18.    BANK ACCOUNTS.

         The Disclosure Schedule sets forth the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the names of all persons authorized to draw thereon or make withdrawals therefrom.

2.19.    CONTRACTS AND COMMITMENTS; NO DEFAULT.

         (a)      Except as set forth in the Disclosure Schedule, the Company:

                  (i) has no written contract, commitment, agreement or arrangement with any person or, to the Company's knowledge, any oral contract, commitment, agreement or arrangement which (A) requires payments individually in excess of Twenty Five Thousand Dollars ($25,000) annually or in excess of One Hundred Thousand Dollars ($100,000) over its term (including without limitation periods covered by any option to extend or renew by either party) and (B) is not terminable on thirty (30) days' or less notice without cost or other Liability;

                  (ii) does not pay any person or entity cash remuneration at the annual rate (including without limitation guaranteed bonuses) of more than Fifty Thousand ($50,000) for services rendered;

                  (iii) is not restricted by agreement from carrying on its businesses or any part thereof anywhere in the world or from competing in any line of business with any person or entity;

                  (iv) is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                  (v) is not party to any agreement, contract, commitment or loan to which any of its directors, officers or shareholders or any Affiliate or Associate (or former Affiliate or Associate) thereof is a party;

                  (vi) is not subject to any outstanding sales or purchase contracts, commitments or proposals which is anticipated to result in any loss upon completion or performance thereof;

                  (vii) is not party to any purchase or sale contract or agreement that calls for aggregate purchases or sales in excess over the course of such contract or agreement of One Hundred Thousand Dollars ($100,000) or which continues for a period of more than twelve months (including without limitation periods covered by any option to renew or extend by either party) which is not terminable on sixty (60) days' or less notice without cost or other Liability at or any time after the Closing; and

                  (viii) has no distributorship, dealer, manufacturer's representative, franchise or similar sales contract relating to the payment of a commission.

         (b) True and complete copies (or summaries, in the case of oral items) of all items disclosed pursuant to Section 2.19 have been made available to the Purchaser for review. Except as set forth in the Disclosure Schedule, all such items are valid and enforceable by and against the Company in accordance with their respective terms; the Company is not in breach, violation or default, however defined, in the performance of any of its obligations thereunder, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof; and to the best knowledge of the Company, no other parties thereto are in breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof.

2.20.    ORDERS, COMMITMENTS AND RETURNS.

         Except as set forth in the Disclosure Schedule, all accepted and unfulfilled orders for the sale of products and the performance of services entered into by the Company and all outstanding contracts or commitments for the purchase of supplies, materials and services were made in bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, to the best knowledge of the Company there are no claims against the Company to return products by reason of alleged over-shipments, defective products or otherwise, or of products in the hands of customers, retailers or distributors under an understanding that such products would be returnable.

2.21.    LABOR MATTERS.

         Except as set forth in the Disclosure Schedule: (i) to the best knowledge of the Company, the Company is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against the Company pending or, to the best knowledge of the Company, threatened before the National Labor Relations Board or any other comparable Authority; (iii) there is no labor strike, dispute, slowdown or stoppage by Company employees actually pending or, to the best knowledge of the Company, threatened against or directly affecting the Company; (iv) no labor representation question exists respecting the employees of the Company and there is not pending or, to the best knowledge of the Company, threatened any activity intended or likely to result in a labor representation vote respecting the employees of the Company; (v) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or have been threatened; (vi) no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company;
         (vii) the Company has not experienced any significant work stoppage by Company employees; (viii) the Company is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation owed by the Company for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Pension Plan, Welfare Plan or Compensation Plan; (ix) upon termination of the employment of any person, none of the Company, the Purchaser, Clarion or any subsidiary of Clarion will, by reason of anything done by or on behalf of the Company at or prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments; and (x) within the twelve month period prior to the date hereof there has not been any expression of intention to the Company by any officer or key employee to terminate such employment.

2.22.    DEALERS AND SUPPLIERS.

         Except as set forth in the Disclosure Schedule, there has not been in the twelve month period prior to the date hereof any material adverse change in the business relationship of the Company with any dealer or supplier to the Company.

2.23.    PERMITS AND OTHER OPERATING RIGHTS.

         Except as set forth in the Disclosure Schedule, the Company does not require the Consent of any Authority to permit the Company to operate in the manner in which it presently is being operated, and the Company possesses all permits and other authorizations from all Authorities presently required or necessary to permit it to operate its business in the manner in which it presently is conducted. The Company is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person or entity.

2.24.    COMPLIANCE WITH LAW.

         Except as set forth in the Disclosure Schedule, and without limiting the scope of any other representations or warranties contained in this Agreement, but without intending to duplicate the scope of such other representations and warranties, the assets, properties, businesses and operations of the Company, to the best knowledge of the Company, are and have been in compliance in all material respects with all Laws applicable to the ownership and conduct of its assets, properties, businesses and operations. There are no outstanding and unsatisfied deficiency reports, plans of correction, notices of noncompliance or work orders relating to any such Authorities, and no such discussions with any such Authorities are scheduled or pending.

2.25.    ASSETS OF BUSINESS.

         The Assets constitute all of the assets held for use or used primarily in connection with the business of the Company and are sufficient to conduct such businesses as presently conducted.

2.26.    ENVIRONMENTAL AND SAFETY MATTERS.

         Except as set forth on the Disclosure Schedule:

         (a) Neither the Company, any former subsidiary of the Company, nor any previous owner, tenant, occupant or user of any property owned or leased by or to the Company or by or to any former subsidiary as of the date hereof and which property is included in the Assets (the "PROPERTIES") engaged in or permitted, direct or indirect operations or activities upon, or any use or occupancy of the Properties, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any Environmentally Regulated Materials (as hereinafter defined) (whether accidental or intentional, direct or indirect) on, under, in or about the Properties in violation of Environmental Laws, or transported any Environmentally Regulated Materials to, from or across the Properties in violation of Environmental Laws, nor are any Environmentally Regulated Materials presently constructed, deposited, stored, placed or otherwise located on, under, in or about the Properties in violation of Environmental Laws, nor have any Environmentally Regulated Materials migrated from the Properties upon or beneath other properties, nor have any Environmentally Regulated Materials migrated or threatened to migrate from other properties upon, about or beneath the Properties. To the best knowledge of the Company, the Properties do not contain in violation of Environmental Laws, any: (i) underground or aboveground storage tanks; (ii) asbestos; (iii) equipment using PCBs; (iv) underground injection wells; or (v) septic tanks in which process waste water or any Environmentally Regulated Materials have been disposed.

         (b) (i) No violation or noncompliance with Environmental and, to the best knowledge of the Company, Occupational Safety and Health Laws has occurred with respect to the Properties or operations conducted thereon; the Company has obtained all permits, licenses and authorizations required by, and the Company and the Properties are in compliance, in all material respects, with all Environmental and Occupational Safety and Health Laws including, without limitation, all applicable restrictions, conditions, standards, limitations, prohibitions, requirements and obligations contained in the Environmental and Occupational Safety and Health Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

                  (ii) no enforcement, investigation, cleanup, removal, remediation or response or other governmental or regulatory actions have been, or, to the best knowledge of the Company, could have been at any time in the past, asserted or threatened with respect to operations conducted on the Properties or the Properties themselves or against the Company or any subsidiary or former subsidiary with respect to or in any way regarding the Properties pursuant to any Environmental and Occupational Safety and Health Laws; and

                  (iii) no claims or settlements with respect to the Properties or the operations thereon, or against the Company or any subsidiary or former subsidiaries with respect to the Properties or operations conducted thereon, relating to or arising out of Environmental and Occupational Safety and Health Laws or Environmentally Regulated Materials, have been made or been threatened by any third party, including any Authority, nor to the best knowledge of the Company, does there exist any reasonable basis for any such claim (any such enforcement, investigation, cleanup, removal, remediation or response, other governmental or regulatory action, claim or settlement is herein referred to as an "ENVIRONMENTAL CLAIM").

         (c) To the best knowledge of the Company, with regard to the Company and the Properties, there are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with Environmental and Occupational Health and Safety Laws, as in effect on the Closing Date.

         (d) The term "ENVIRONMENTAL AND OCCUPATIONAL SAFETY AND HEALTH LAW" as used in this Agreement means any Law, that (i) regulates, creates standards for or imposes liability or standards of conduct concerning any element, compound, pollutant, contaminant, or toxic or hazardous substance, material or waste, or any mixture thereof, or relates in any way to emissions or releases into the environment or ambient environmental conditions, or conduct affecting such matters, or (ii) is designed to provide safe and healthful working conditions or reduce occupational safety and health hazards. Such laws shall include, but not be limited to, the National Environmental Policy Act, 42 U.S.C.ss.ss. 4321 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.ss.ss. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.ss. 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.ss. 1251 et seq., the Federal Clean Air Act, 42 U.S.C.ss.ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601 et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss. 11011, the Hazard Communication Act, 29 U.S.C.ss.ss. 651 et seq., the Occupational Safety and Health Act, 29 U.S.C.ss.ss. 651 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss. 136, and any caselaw interpretations, amendments or restatements thereof, or similar enactments thereto, as is now or at any time hereafter may be in effect, as well as their international, state and local counterparts.

         (e) The term "ENVIRONMENTALLY REGULATED MATERIALS" as used in this Agreement means any element, compound, pollutant, contaminant, substance, material or waste, or any mixture thereof, designated, listed, referenced, regulated or identified pursuant to any Environmental and Occupational Safety and Health Law.

2.27.    TRANSACTIONS WITH CERTAIN PERSONS.

         Except as set forth in the Disclosure Schedule, during the past three years the Company has not, directly or indirectly, purchased, leased or otherwise acquired any property or obtained any services from, or sold, leased or otherwise disposed of any property or furnished any services to, or otherwise dealt with, in the ordinary course of business or otherwise, (i) any shareholder of the Company or (ii) any Affiliate or Associate of the Company or any shareholder of the Company (except with respect to compensation in the ordinary course of business for services rendered as a director, officer or employee of the Company). As of the date hereof, the Company does not owe any amount to, or have any agreement or contract with or commitment to, any of its shareholders, directors, officers, employees or consultants or any Affiliate or Associate thereof (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to the Company.

2.28.    BROKERS.

         Except as set forth on the Disclosure Schedule neither the Company nor any of its directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity.

2.29.    CUSTOMERS.

         Except as set forth on the Disclosure Schedule, there has not been in the 12-month period prior to the date hereof any significant dispute with any customer of the Company nor any set of circumstances which is reasonably anticipated to have a Material Adverse Effect on the relationship between the Company and such customer.

2.30.    ABSENCE OF CERTAIN BUSINESS PRACTICES.

         Neither the Company, nor any officer, director, shareholder, employee or agent of the Company, nor any other person acting on their behalf, has, directly or indirectly, within the past three years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (i) might subject the Company or Purchaser to any damage or penalty in any civil, criminal or governmental litigation proceeding, (ii) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company as reflected in the financial statements described in Section 2.6, or (iii) if not continued in the future, might have a Material Adverse Effect on the Company's assets, business, operations or prospects or which might subject the Company or Purchaser to suit or penalty in any private or governmental litigation or proceeding.

2.31.    SECURITIES MATTERS.

         (a) The Company and the Shareholders understand that (i) the Shares have not been registered or qualified under the Securities Act of 1933, as amended (the "1933 Act") or any state securities or "blue sky" laws, on the ground that the sale provided for in this Agreement and the issuance of the securities hereunder is exempt from registration and qualification under Sections 4(2) and 18 of the 1933 Act, and
                  (ii) the Purchaser's reliance on such exemptions is predicated on the Company's and the Shareholders' representations set forth herein.

         (b) The Company and the Shareholders acknowledge that an investment in the Purchaser involves an EXTREMELY HIGH DEGREE OF RISK, lack of liquidity and substantial restrictions on transferability and that the Company and the Shareholders may lose their entire investment in the Shares.

         (c) The Purchaser has made available to the Company and the Shareholders or the Company's and the Shareholders' advisors the opportunity to obtain information to evaluate the merits and risks of the investment in the Shares, and the Company and the Shareholders have received all information requested from the Purchaser. The Company and the Shareholders have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, plans, prospects, and financial condition of the Purchaser and to obtain additional information as the Company and the Shareholders have deemed appropriate for purposes of investing in the Shares pursuant to this Agreement.

         (d) The Company and the Shareholders, personally or through advisors, have expertise in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to the Purchaser and have sufficient knowledge and experience in financial and business matters to assess the relative merits and risks of an investment in the Purchaser. In connection with the purchase of the Shares, the Company and the Shareholders have relied solely upon independent investigations made by the Company and the Shareholders, and have consulted their own investment advisors, counsel and accountants. The Company and the Shareholders have adequate means of providing for current needs and personal contingencies, and have no need for liquidity and can sustain a complete loss of the investment in the Shares.

         (e) The Shares which the Purchaser is to issue hereunder will be acquired for the recipient's own account, for investment purposes, not as a nominee or agent, and not with a view to or for sale in connection with any distribution of the Shares in violation of applicable securities laws.

         (f) The Company and the Shareholders understand that no federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of the investment in the Shares.

         (g) The Company and each Shareholder is an "Accredited Investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. The Company and the Shareholders acknowledge that the Shares may be purchased only by persons who come within the definition of an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

         (h) Neither the Company nor any Shareholder has received any general solicitation or general advertising concerning the Shares, nor is the Company nor any Shareholders aware of any such solicitation or advertising.

2.32.    DISCLOSURE.

         No representation or warranty by the Company in this Agreement and no statement contained in any document (including, without limitation, the financial statements referred to herein and the Disclosure Schedule), certificate, exhibit or other writing furnished or to be furnished to Purchaser or Clarion pursuant to the provisions of this Agreement, contains or will contain, any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. There is no material fact as of the date hereof which has not been disclosed in writing to the Purchaser related to the Company, the Assets or the Company's operations, properties, financial condition or prospects which has a Material Adverse Effect or, in the future may have a Material Adverse Effect on the Company or the Assets other than any Material Adverse Effect that (i) arises predominately by reason of a general deterioration in the economy or in the plastic injection molding industry after the date hereof, or (ii) arises predominantly out of either the disclosure of the fact that it is Clarion or the Purchaser that is the prospective acquiror of the Company's business or out of any action taken by Clarion or the Purchaser after the date hereof; and does not arise out of or relate to any act or omission by the Company. The representations and warranties contained in this Section 2 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that the Purchaser or Clarion their respective representatives knew (other than as a result of the Disclosure Schedule or other writing delivered to the Purchasers on the Closing Date) or should have known that any such representation or warranty is or might be inaccurate in any respect.

3.       REPRESENTATIONS AND WARRANTIES OF CLARION AND THE PURCHASER

         Clarion and the Purchaser, jointly and severally, represent and warrant to the Company as of the date hereof as follows:

3.1.     CORPORATE ORGANIZATION.

         Each of Clarion and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Clarion and the Purchaser is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the activities conducted by it or the character of the property owned, leased or operated by it make such qualification necessary or appropriate, except for those jurisdictions where the failure to be so qualified has not and could not reasonably be expected to have a Material Adverse Effect on the ability of Clarion or the Purchaser, as the case may be, to fulfill its obligations under this Agreement.

3.2.     AUTHORIZATION.

         Each of Clarion and the Purchaser has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The Boards of Directors of Clarion and the Purchaser have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and no action of the stockholders of Clarion is required. This Agreement is the valid and binding legal obligation of Clarion and the Purchaser enforceable against them in accordance with its terms.

3.3.     NON-CONTRAVENTION.

         Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate any provision of the articles of incorporation or bylaws of Clarion or the Purchaser; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a Material Adverse Effect on Clarion or the Purchaser, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Clarion or the Purchaser is a party or by which they or any of their properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents will have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of Clarion or the Purchaser under any debt, obligation, contract, agreement or commitment to which Clarion or the Purchaser is a party or by which Clarion or the Purchaser or any of their assets or properties is or may be bound; or (iii) violate any Law.

3.4.     CONSENTS AND APPROVALS.

         No Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Clarion and the Purchaser of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Clarion or the Purchaser.

3.5.     BROKERS.

         Neither Clarion, the Purchaser nor any of their directors, officers or key employees have employed any broker, finder or financial advisor, or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Clarion or the Purchaser for any such fee or commission to be claimed by any person or entity.

3.6.     LEGAL PROCEEDINGS.

         There are no actions, suits or proceedings instituted, pending or to the knowledge of Clarion or the Purchaser, threatened against Clarion or the Purchaser, or against any of their affiliates or against any property, asset, interest or right of any of them, either individually or in the aggregate, that would prevent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent Clarion or the Purchaser from performing their respective obligations under this Agreement. Neither Clarion nor the Purchaser is subject to any judgment, order, writ, injunction or decree that would prevent or delay consummation of the transactions contemplated by this Agreement or otherwise prevent Clarion or the Purchaser from performing their respective obligations under this Agreement.

3.7.     CAPITALIZATION.

         (a) The authorized capital stock of Clarion is as set forth on the disclosure schedule (the "Clarion Disclosure Schedule") to be attached hereto as Exhibit 3 at the Closing. Except as set forth on the Clarion Disclosure Schedule, there are no outstanding securities of Clarion convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of Clarion, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating Clarion to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of Clarion. No outstanding options, warrants or other securities exercisable for or convertible into shares of capital stock of Clarion require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby. There are no preemptive rights with respect to any securities of Clarion other than those which have been waived.

         (b) The issued and outstanding shares of Common Stock of Clarion are duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock to be issued pursuant to this Agreement, (i) will be validly issued, fully paid and nonassessable and (ii) will be issued in compliance with all applicable federal and state securities laws.

3.8.     SUBSIDIARIES.

         The Clarion Disclosure Schedule sets forth a complete and accurate list of all subsidiaries of Clarion, showing (as to each such subsidiary) the date of its incorporation and the jurisdiction of its incorporation. Clarion is the sole stockholder of each subsidiary. The outstanding shares of capital stock of each subsidiary are validly issued, fully paid and nonassessable. There are no outstanding securities of any subsidiary convertible into or evidencing the right to purchase or subscribe for any shares of capital stock of any subsidiary, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, commitments or any other agreements of any character obligating any subsidiary to issue any shares of its capital stock or any securities convertible into or evidencing the right to purchase or subscribe for any shares of such stock, and there are no agreements or understandings with respect to the voting, sale, transfer or registration of any shares of capital stock of any subsidiary.

3.9.     INSURANCE.

         Clarion and its subsidiaries maintain adequate insurance with respect to their respective businesses and are in compliance with all material requirements and provisions thereof.

3.10.    PATENTS AND TRADEMARKS.

         Clarion and its subsidiaries have sufficient title and ownership of (or rights under license agreements to use) all patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes ("Intellectual Property") necessary for the conduct of their businesses in the ordinary course. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is Clarion or any of its subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights and processes of any other person.

3.11.    COMPLIANCE WITH OTHER INSTRUMENTS AND LEGAL REQUIREMENTS.

         (a) None of Clarion or any of its subsidiaries is in violation or default of any provisions of its certificate of incorporation, bylaws, or comparable organizational documents. None of Clarion or any of its subsidiaries is in violation or default in any material respect under any provision, instrument, judgment, order, writ, decree, contract or agreement to which it is a party or by which it is bound or of any provision of any federal, state or local statute, rule or regulation applicable to Clarion or any of its subsidiaries (including, without limitation, any law, rule or regulation relating to protection of the environment and the maintenance of safe and sanitary premises). The execution, delivery and performance of this Agreement due any agreements related thereto and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement, or require any consent, waiver or approval thereunder, or constitute an event that results in the creation of any lien upon any assets of Clarion or any of its subsidiaries.

         (b) Clarion and its subsidiaries have all permits of all governmental entities required to conduct their respective businesses as proposed to be conducted, except to the extent that the failure to have such permits would not have a material adverse effect.

3.12.    MATERIAL AGREEMENTS.

         Except as disclosed in Clarion SEC reports (as defined in Section 3.14) and except those material contracts, agreements, commitments, understandings or proposed transactions required to be disclosed in Clarion's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, there are no material contracts, agreements, commitments, understandings or proposed transactions, whether written or oral, to which Clarion or any of its subsidiaries is a party, or by which it is bound which requires disclosure in Clarion SEC reports.

3.13.    REGISTRATION RIGHTS.

         Except as set forth on the Clarion Disclosure Schedule (which sets forth only the number of shares subject to piggyback registration rights), Clarion has not granted or agreed to grant any registration rights, including piggyback registration rights, to any person.

3.14.    PURCHASER SEC REPORTS AND FINANCIAL STATEMENTS.

         (a) Clarion has filed all periodic reports, statements and other documents required to be filed by Clarion with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 1998 (collectively, the "Purchaser SEC Reports"), each in the form (including exhibits and any amendments thereto) required to be filed with the SEC. As of their respective dates, each of Clarion's SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and the rules and regulations promulgated thereunder, respectively, (ii) were filed in a timely manner, and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the audited consolidated financial statements of Clarion (including any related notes and schedules thereto) included (or incorporated by reference) in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is accurate and complete and fairly presents, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis through the periods involved (except as may be noted therein), and in conformity with the SEC's Regulation S-B, the consolidated financial position of Clarion and its consolidated subsidiaries as of its date and the consolidated results of operations and changes in financial position for the period then ended.

3.15.    CHANGES.

         Except as disclosed in Clarion SEC Reports and except as required to be disclosed in Clarion's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, there has not been any of the following:

         (a) any change in the assets, liabilities, financial condition or operating results of Clarion or any of its subsidiaries, except changes in the ordinary course of business that have not had, in the aggregate, a Material Adverse Effect;

         (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results or business of Clarion or any of its subsidiaries;

         (c) any waiver by Clarion or any of its subsidiaries of a valuable right or of a material debt owed to it outside of the ordinary course of business or that otherwise could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

         (d) any satisfaction or discharge of any lien or payment of any obligation by Clarion or any of its subsidiaries that could reasonably be expected, individually, or in the aggregate, to have a Material Adverse Effect;

         (e) any change or amendment to a contract or arrangement by which Clarion or any of its subsidiaries or any of their respective assets or properties is bound, or subject that could reasonably be expected, individually, or in the aggregate, to have a Material Adverse Effect; or

         (f) any events or circumstances that otherwise could reasonably be expected, individually, or in the aggregate, to have a Material Adverse Effect.

3.16.    TAXES.

         To the knowledge of Clarion, all federal, state, local and foreign tax returns, reports and statements required to be filed by Clarion and its subsidiaries have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, except where failure to make such filings have not resulted and will not result in, in the aggregate, a Material Adverse Effect on Clarion. All taxes, charges and other impositions due and payable by Clarion and its subsidiaries have been paid in full on a timely basis, except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books and records of Clarion or subsidiary in accordance with GAAP consistently applied. The provision for taxes of each of Clarion and its subsidiaries as shown in Clarion SEC Reports is sufficient for all unpaid taxes, charges, and other impositions of any nature due or accrued as of the date hereof, whether or not assessed or disputed. Proper and accurate amounts have been withheld by Clarion and its subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies, except where failure to so withhold has nor resulted in and will not result in, in the aggregate, a Material Adverse Effect on Clarion. Clarion has not received notice of any audit or of any proposed deficiencies from any governmental authority, and no controversy with respect to taxes of any type is pending or, to the best knowledge of Clarion, threatened. Except for routine filing extensions granted as a matter of right under applicable law, none of Clarion or any of its subsidiaries has executed or filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes, charges or other impositions, except where such execution or filing would not result in a Material Adverse Effect on Clarion. None of Clarion or any of its subsidiaries has agreed or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except where such adjustment would not result in a Material Adverse Effect on Clarion. Further, none of Clarion or any of its subsidiaries has any obligation under any tax-sharing agreement.

3.17.    DISCLOSURE.

         At Closing, the Clarion Disclosure Schedule shall be true, complete and correct. Clarion shall have the right to supplement the Clarion Disclosure Schedule up to the Closing. No representation or warranty by Clarion or the Purchaser in this Agreement and no statement contained in any document, certificate, exhibit or other writing furnished or to be furnished to the Company pursuant to the provisions of this Agreement, contains, or will contain, any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.       COVENANTS

4.1.     COMPANY'S AGREEMENTS AS TO SPECIFIED MATTERS.

         Except as specifically set forth on the Disclosure Schedule and except as may be otherwise agreed in writing by Clarion or the Purchaser, from the date hereof until the Closing, the Company will conduct its business and operations according to its ordinary and usual course of business, to preserve substantially intact the business organizations of the Company and to preserve the Company's current relationships with customers, employees, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or in the ordinary course of business, prior to the Closing Date, without the prior written consent of the Purchaser (which consent will not be unreasonably withheld), the Company will not:

         (a)      Amend its articles of incorporation or code of regulations;

         (b)      Borrow or agree to borrow any funds;

         (c) Incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any claims, obligations, liabilities or loss contingencies which, individually or in the aggregate, are material to the conduct of the businesses of the Company or the Assets, or have or would have a Material Adverse Effect on the financial condition of the Company or the condition of the Assets;

         (d) Pay, discharge or satisfy any claims, liabilities or obligations except in the ordinary course of business;

         (e) Permit or allow any of the Assets to be subjected to any Lien, except Permitted Liens;

         (f) Write down the value of any Inventory or write off as uncollectable any Accounts Receivable;

         (g) Cancel or amend any debts, waive any claims or rights or sell, transfer or otherwise dispose of any properties or assets, other than (i) Inventory in the ordinary course of business or
                  (ii) for such debts, claims, rights, properties or assets which, individually or in the aggregate, are not material to the conduct of its business;

         (h) License, sell, transfer, pledge, modify, disclose, dispose of or permit to lapse any right to the use of any Intellectual Property Rights;

         (i) (i) Terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any collective bargaining agreement or employment or similar agreement or arrangement with any of the directors, officers or employees of the Company; (ii) terminate, enter into, adopt, institute or otherwise become subject to or amend in any material respect any Compensation Plan of the Company;
                  (iii) contribute, set aside for contribution or authorize the contribution of any amounts for any such Compensation Plan except as required (and not discretionary) by the terms of such Compensation Plan; or (iv) grant or become obligated to grant any general increase in the compensation of any directors, officers or employees of the Company (including without limitation any such increase pursuant to any Compensation Plan);

         (j) Make or enter into any commitment for capital expenditures for additions to property, plant or equipment of the Company individually in excess of One Hundred Thousand Dollars ($100,000);

         (k) (i) Declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other securities (including without limitation distributions in redemption or liquidation) or redeem, purchase or otherwise acquire any shares of its capital stock or other securities;
                  (ii) issue, grant or sell any shares of its capital stock or equity securities of any class, or any options, warrants, conversion or other rights to purchase or acquire any such shares or equity securities or any securities convertible into or exchangeable for such shares or equity securities; (iii) become a party to any merger, exchange, reorganization, recapitalization, liquidation, dissolution or other similar corporate transaction; or (iv) organize any new subsidiary, acquire any capital stock or other equity securities or other ownership interest in, or assets of, any person or entity or otherwise make any investment by purchase of stock or securities, contributions to capital, property transfer or purchase of any properties or assets of any person or entity;

         (l) Pay, lend or advance any amounts to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any director, officer or employee of the Company;

         (m)      Terminate, enter into or amend in any material respect any item identified in Section 2.19 of the Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items;

         (n) Take any action that can be reasonably anticipated to have a Material Adverse Effect on Company or that could cause any representation or warranty set forth in Section 2 hereof to be untrue or any condition to the Closing not to be satisfied;

         (o) Accelerate billings, shipments to customers, payments from customers, orders from suppliers or payment of accounts payable or adjust the level of inventory, except in the ordinary course of business consistent with past practices;

         (p) Acquire any of the business or assets of any other person, firm, association or corporation;

         (q) Do any act or omit to do any act, or permit any act or omission to act, which could cause a breach or default by Company under any of Company's contracts, agreements, commitments or obligations;

         (r) Enter into or amend any other agreements, commitments or contracts which, individually or in the aggregate, are material to Company, except agreements for the purchase and sale of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements; or

         (s) Agree, whether in writing or otherwise, to take any action described in this subsection.

4.2.     NO COMPANY SOLICITATION OF ALTERNATE TRANSACTION.

         The Company will not, and will ensure that, the Company's directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents will not, directly or indirectly, solicit, initiate or encourage discussions or negotiations with, provide any nonpublic information to, or enter into any agreement with, any third party concerning (or concerning the business of the Company in connection with) any tender offer (including a self tender offer), spin-off, exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of the Company's securities, liquidation, dissolution or similar transactions involving the Company (such proposals, announcements or transactions being called herein "ACQUISITION PROPOSALS").

4.3.     FULL ACCESS TO CLARION AND PURCHASER.

         Throughout the period prior to the Closing, the Company will afford to Clarion and the Purchaser and their directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents reasonable access to the facilities, properties, books and records of the Company in order that Clarion and the Purchaser may make such investigations as it will desire to make of the affairs of the Company. Such access shall be afforded by the Company upon receipt of reasonable advance notice and during normal business hours. The Company will furnish such additional financial and operating data and other information as Clarion or the Purchaser will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; provided, however, that any such investigation shall not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company herein.

4.4.     CONFIDENTIALITY.

         (a) Any information regarding the Company obtained from or on behalf of the Company, other than as specifically excepted from the definition of confidential information in Part II, paragraph 2 of the Letter of Intent dated December 8, 1999 by and between the Company and Clarion (the "CONFIDENTIALITY AGREEMENT"), shall be subject to the terms of the Confidentiality Agreement, provided, however, that any such information regarding the Company and the transactions contemplated hereby that is subject to the terms of the Confidentiality Agreement may be disclosed by Clarion or the Purchaser to their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, provided in each case that such recipient agrees to keep such information confidential to the extent required under the Confidentiality Agreement.

         (b) The Company will treat and hold as confidential all of the information relating to Clarion or the Purchaser furnished to it in connection with the transactions contemplated herein ("Information"), not use any of the Information other than in connection with this Agreement or in the performance of services for the Company and Purchaser, and deliver promptly to the Purchaser or destroy, at the request and option of the Purchaser, all tangible forms (and all copies) of the Information that are in its possession or under its control. If the Company is required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative, demand or similar process) to disclose any Information, the Company will notify the Purchaser promptly of the request or requirement so that the Purchaser may seek an appropriate protective order or waive compliance with the provisions of this section with respect to that Information in that situation. If, in the absence of such a protective order or the receipt of a waiver hereunder, the Company is, on the advice of legal counsel, compelled to disclose Information to any tribunal or lese stand liable for contempt, that Company, after giving the notice described above, any disclose the Information to the tribunal if the Company uses its best efforts to obtain, at the request of the Purchaser, an order or other assurance that confidential treatment will be accorded to such portion of the Information required to be disclosed as the Purchaser shall designate. The foregoing provision shall not apply to an Information that is generally available to the public immediately prior to the time of the disclosure through no fault of the Company.

4.5.     FILINGS; CONSENTS; REMOVAL OF OBJECTIONS.

         Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert their best efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

4.6.     FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

         (a) Each party hereto will, before, at and after the Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the request of the Purchaser and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as the Purchaser may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to the Purchaser, and to confirm the Purchaser's title to, all of the Assets, to put the Purchaser in actual possession and operating control thereof and to assist the Purchaser in exercising all rights with respect thereto.

         (b) Prior to the Closing, the Company will cooperate with Clarion and the Purchaser to promptly develop plans for the management of the business after the Closing, including without limitation plans relating to productivity, marketing, operations and improvements, and the Company will further cooperate with Clarion and the Purchaser to provide for the implementation of such plans as soon as practicable after the Closing. Subject to applicable Law, prior to the Closing the Company will confer on a regular and reasonable basis with one or more representatives of Clarion or the Purchaser to report on material operational matters and the general status of ongoing operations.

         (c) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in Section 5 and Section 6 hereof.

4.7.     SUPPLEMENTS TO DISCLOSURE SCHEDULE.

         At least 48 hours prior to the Closing, the Company will supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development.

4.8.     PUBLIC ANNOUNCEMENTS.

         None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior consent of the other parties, which consent will not be unreasonably withheld or delayed; provided, however, that any of the parties hereto may at any time make any announcements which are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement. In the event that either Clarion or the Purchaser makes a public announcement with respect to the transactions contemplated herein, then Clarion and the Purchaser shall be deemed to have waived the conditions set forth in Sections 5.9 and 5.13 hereof.


4.9.     TAX MATTERS.

         (a) TRANSACTIONAL TAXES. In addition to and without limiting those representations and warranties set forth in Section 2.15 of this Agreement, in the event that any sales or use Tax, or any Tax in the nature of a sales or use tax, or any transactional Tax is payable or assessed relative to the transactions contemplated herein, the Company will pay all such Taxes and will not collect any part thereof from the Purchaser. The parties hereto will cooperate to make any necessary filings with state and local taxing Authorities and to furnish any required supplemental information with respect to any state and local Tax liabilities resulting from the consummation of the transactions contemplated herein.

         (b) TAX LIABILITY; POST-CLOSING TAX RETURN FILINGS; NO DISTRIBUTIONS. In addition to and without limiting those representations and warranties set forth in Section 2.15 of this Agreement, the Company will pay all Taxes arising from or relating to the transactions contemplated by this Agreement, including without limitation Tax on any income or gains arising from the sale of the Assets. The Company will cause to be prepared and filed all Federal and state income Tax Returns for the Company reflecting all activities of the Company through and including the Closing Date. Irrespective of any prior practice, no dividend or other distribution of property of the Company will be made by the Company on or before the Closing Date without the express written consent of the Purchaser.

         (c) COOPERATION AND RECORDS RETENTION. The Company and the Purchaser will (i) each provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, audit or other examination by any taxing Authority or judicial or administrative proceedings relating to liability for Taxes,
                  (ii) each retain and provide the other with any records or other information which may be relevant to such Tax Return, audit or examination, proceeding or determination, and (iii) each provide the other with any final determination of such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other for any period. Without limiting the generality of the foregoing, the Company and the Purchaser will retain, until the applicable statutes of limitations (including all extensions) have expired, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns for all Tax periods or portions thereof ending on or before the Closings and will not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

         (d) SECTION 461(h) LIABILITIES. Pursuant to Section 1.2 hereof, the Purchaser is expressly assuming certain liabilities of the Company which have not matured into a deduction under Section

                  461(h) of the Code (the "Section 461(h) Liabilities"). The Company and the Purchaser agree that, pursuant to Regs.
                  Section 1.461-4(d)(5) and 1.461-4(g)(1)(ii)(C), the Company
                  will be entitled to claim a deduction for the Section 461(h) Liabilities assumed by the Purchaser.

4.10.    BULK TRANSFERS.

         The Company has requested that the Purchaser waive, and the Purchaser hereby agrees to waive, the requirements of the Uniform Commercial Code concerning bulk transfers, as in effect in the various states in which the Company has assets, including without limitation the requirement of notice to creditors. It is expressly agreed by the parties hereto that the obligation to indemnify Clarion and the Purchaser under Section 8.3 includes any claims by creditors of the Company against Clarion or the Purchaser arising, directly or indirectly, in connection with such request and waiver.

4.11.    EMPLOYEE BENEFITS.

         (a) On or as soon as administratively practicable after the Closing Date, the Purchaser will extend offers of immediate employment to employees of the Company listed on Exhibit 4.11 hereto. Except as otherwise expressly provided in this Agreement, the terms and conditions of each such offer and of any continuing employment will be determined by the Purchaser in its sole discretion and any resulting employment relationship will be at will. Any employee of the Company who accepts such an employment offer and reports for work on the date directed by the Purchaser will be sometimes hereinafter referred to as a "TRANSFERRED EMPLOYEE." The Company hereby authorizes Clarion and the Purchaser to enter into discussions with any of such employees listed on Exhibit 4.11 concerning the future employment of such individual by the Purchaser; provided, however, that (i) such discussions will not be commenced prior to the giving of notice by the Company to the employees of the transactions contemplated by this Agreement;
                  (ii) all such discussions will be conducted in such a manner as not to interfere unreasonably with the business operations of the Company; and (iii) Clarion and the Purchaser shall not in any way obligate the Company with respect to such employment.

         (b) Purchaser shall grant to each Transferred Employee credit for his or her service with the Company prior to the date such Transferred Employee is actively at work with Purchaser for purposes of eligibility, vesting and retirement eligibility under any of Purchaser's benefit plans that are maintained or adopted by the Purchaser for the benefit of the Transferred Employees.

         (c) The Company shall be responsible for providing any notice to the employees of the Company and their authorized representatives required by the Workers Adjustment and Retraining Notification Act, 29 U.S.C.ss. 2101 ET SEQ. ("WARN"), or any state plant closing or notification law, as a result of any employment actions taken at any time prior to or at the Closing and the Purchaser shall be responsible for providing any notice to employees of the Company and its authorized representatives required by WARN or any state plant closing or notification law, as a result of any employment actions taken at any time after the Closing. The Company will not furlough, layoff or terminate the employment of any employees of the Company, other than "for cause," as set forth at 29 U.S.C.ss.2101(a)(6), at any time prior to the Closing without the prior consent of the Purchaser. The Company shall indemnify the Purchaser from and against, any Losses which may be incurred by the Purchaser as a result of the Company's failure to provide any notice required by this Section 4.11(c) and the Purchaser shall indemnify the Company from and against any losses which may be incurred by it as a result of the Purchaser's failure to provide any notice required by this
                  Section 4.11(c). Upon request, the Company will promptly provide to the Purchaser complete information regarding all layoffs, terminations, furloughs and firings that have occurred since January 1, 1998 and any other information that the Purchaser may reasonably request to permit the Purchaser to comply with WARN or any state plant closing or notification law.

         (d) The Company will not, for a period of three (3) years after the Closing Date, take any action, other than with the written consent of the Purchaser, which could be reasonably foreseen to induce any Transferred Employee, while still employed by Clarion, the Purchaser or any subsidiary of Clarion, to enter into the employ of the Company or any affiliate of the Company.

         (e) Except for the liabilities relating to COBRA liabilities referred to in Section 4.11(f), Transferred Plans listed on
                  Exhibit 4.11(g) and the liabilities associated therewith as disclosed in Section 1.2 and in the Disclosure Schedule pertaining to Section 2.17, Clarion and the Purchaser hereby specifically disclaim any assumption of, or liability with respect to, any employee benefit plan, policy, practice or agreement to which the Company is a party or under which any of the Company's employees or former employees are covered.

         (f) With respect to each Transferred Employee, or as otherwise required by law, in connection with any "group health plan" (as such terms are defined in Section 4980B of the Code) maintained by the Company or any of its affiliates, as between the Purchaser and Clarion, on the one hand, and the Company, on the other hand, the Purchaser and Clarion are responsible for providing group health plan continuation coverage in accordance with Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA and will indemnify, defend and hold harmless the Company from and against any liability, expense, cost, tax or obligation of any nature with respect to such Transferred Employees arising in connection with group health plan coverage required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA. Within three business days after the Closing, the Company will deliver to the Purchaser a complete and accurate list of the date and nature of the qualifying event pursuant to which each individual listed on the Disclosure Schedule pursuant to
                  Section 2.17(e) became covered or eligible to be covered under any "group health plan" maintained by the Company pursuant to the group health plan continuation requirements of COBRA and
                  Section 4980B of the Code, and the last known address of each such individual together with all documents, records, forms, elections, notices and other materials relating to such coverage or eligibility to elect such coverage in the possession of any of or reasonably accessible to the Company. With respect to each individual listed on the Disclosure Schedule pursuant to Section 2.17(e) who received proper notification of his or her continuation coverage rights pursuant to COBRA, in connection with any "qualifying event" that has occurred on or before the Closing Date or with respect to whom the deadline for providing such notice in connection with such qualifying event has not yet passed, as between the Purchaser, on the one hand, and the Company, on the other hand, the Purchaser is responsible for providing group health plan continuation coverage in accordance with
                  Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA. With respect to any other individual who is not listed on the Disclosure Schedule pursuant to Section 2.17(e) or who has not received proper notification of his or her continuation coverage rights pursuant to COBRA, but who is a "qualified beneficiary" currently receiving or eligible to receive group health plan continuation coverage under any "group health plan" maintained by the Company or any Affiliated Organization, as between the Purchaser, on the one hand, and the Company, on the other hand, the Company is responsible for providing group health plan continuation coverage in accordance with COBRA (without regard to whether the Purchaser is ultimately determined to be responsible to provide such coverage to any such individual) and the Company will indemnify, defend and hold harmless the Purchaser and its affiliates from and against any liability, expense, cost, tax or obligation of any nature with respect to such individual arising in connection with group health plan coverage required under COBRA.

         (g) Effective as of the Closing Date, Purchaser will be substituted for the Company as sponsor, administrator and named fiduciary of the Pension Plans of the Company which are listed on Exhibit 4.11(g) (the "TRANSFERRED PLANS"), and not later than the Closing Date, the Company will prepare and the Company and the Purchaser will cause to be authorized and executed an amendment to the Transferred Plans effecting such substitution. Except with respect to duties, obligations or liabilities as to which the Company is obligated to indemnify the Purchaser pursuant to Section 8.3 on and after the Closing Date, the Purchaser is responsible for all powers, duties, rights, privileges, obligations and liabilities arising under or relating to the Transferred Plans. Following the Closing Date, the Company and the Purchaser will, each at its own expense, cooperate to make all required governmental filings with respect to the Transferred Plans, including, without limitation, the Form 5500 Annual Report for the plan year that includes the Closing Date.

4.12.    COMPETITIVE ACTIVITIES.

         The Company and the Shareholders agree that, for a period of five (5) years after the Closing Date, neither they, nor any of their subsidiaries or affiliates will, directly or indirectly, engage in any commercial activity anywhere in the world that is competitive with the current business of the Company nor will the Company or Shareholders, or their subsidiaries or affiliates, participate in the management or operation of, or become an investor in (other than with respect to passive investments held in an investment portfolio by the Company or the Shareholders, or any of their subsidiaries or affiliates; provided, however, that neither the Company or the Shareholders, nor any of their subsidiaries or affiliates, exercises control over the operations, management or any other activities of such entity), any venture or enterprise of whatever kind, the business of which is competitive with the current business of the Company transferred to Purchaser hereunder anywhere in the world. In addition, during a period of five (5) years after the Closing Date, neither the Company or the Shareholders, nor any of their subsidiaries or affiliates, will, either directly or indirectly, alone or with others, solicit or assist anyone else in the solicitation of, any (a) employee of Clarion or the Purchaser, or their subsidiaries or affiliates, to terminate his or her employment with Clarion or the Purchaser, or their subsidiaries or affiliates, as the case may be, or become employed by the Company or the Shareholders, or any of their subsidiaries or affiliates, or any business enterprise with which they may then be associated, affiliated or connected or (b) customer of Clarion or the Purchaser, or their subsidiaries or affiliates, to change in any adverse respect its relationship with Clarion or the Purchaser, or their subsidiaries or affiliates.

4.13.    NAME CHANGE.

         Within 48 hours after the Closing the Company shall change its corporate name to one which does not include "Drake Products Corporation" or any derivation thereof.

4.14.    PHASE II REPORTS.

         The Company shall obtain, at its own expense, Phase I Environmental Site Assessment Reports ("PHASE I REPORTS") on the real properties set forth on the Disclosure Schedule which are owned or leased by the Company. If Clarion and the Purchaser deem it necessary and prudent, acting reasonably, Clarion and the Purchaser may obtain, at the cost of the Company, Phase II Environmental Site Assessment reports ("PHASE II REPORTS"), from an environmental consulting firm reasonably acceptable to the Company under a work plan and cost estimate reasonably acceptable to the Company, and performed in accordance with reasonable prudence and standard commercial practice for the real properties set forth on the Disclosure Schedule which are owned or leased by the Company, PROVIDED, HOWEVER, that any Phase II performed for property located in the State of Michigan, shall be performed in accordance with the applicable rules and Instructions of the Michigan Department of Environmental Quality ("MDEQ") governing the Baseline Environmental Assessment ("BEA") procedures. In the event any Michigan real property is a "facility" under Chapter 324, Article II, Chapter 7, Part 201 of the Michigan Natural Resources and Environmental Protection Act, Clarion and the Purchaser, together with any proposed owner or operator of the facility, shall complete and file a BEA with the MDEQ. The Phase II and the BEA shall be at the Company's cost provided that the Company has reviewed and approved any work plans and cost proposals related thereto, such approval not to be unreasonably withheld.

4.15.    REAL PROPERTY; TITLE INSURANCE.

         (a) The Company shall convey marketable title to the all real properties owned by the Company by warranty deed, subject only to those easements, restrictions, covenants and agreements of record, and matters disclosed by the ALTA survey referenced in
                  Section 4.15(c).

         (b) The Company shall obtain a commitment for title insurance to be issued by The Chicago Title Insurance Company (the "Title Commitment"), and at the Closing, shall pay the premium for a standard coverage owner's or joint protection ALTA policy of title insurance to be issued pursuant to the Title Commitment.

         (c) The Company has provided the Purchaser an existing ALTA survey prepared by Farmer & Simpson Engineers, Inc.

4.16.    MICHIGAN REAL PROPERTY.

         The Company and the Shareholders will use their best efforts to effectuate a definitive purchase agreement for the real property located at 801 Fairplains Street and 501 Cedar Street in Greenville, Michigan (the "MICHIGAN REAL ESTATE") on terms reasonably satisfactory to Clarion and the Purchaser.

5.       CONDITIONS TO OBLIGATIONS OF CLARION AND THE PURCHASER

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of Clarion and the Purchaser to effect the transactions contemplated herein will be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

5.1.     REPRESENTATIONS AND WARRANTIES TRUE.

         The representations and warranties of the Company and the Shareholders contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to the Purchaser as Exhibit 2, will be in all material respects true, complete and accurate as of the date when made and at and as of the Closing as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct in all material respects at the Closing with respect to such date or period.

5.2.     PERFORMANCE.

         The Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

5.3.     REQUIRED APPROVALS AND CONSENTS.

         (a) All action required by law and otherwise to be taken by the Board of Directors and Shareholders of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

         (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and the Purchaser will have received copies thereof.

5.4.     ADVERSE CHANGES.

         No change, circumstance or event which constitutes or has resulted in, or that is reasonably likely to result in, a Material Adverse Effect will have occurred in the business, financial condition, prospects, assets or operations of the Company since December 31, 1999.

5.5.     NO PROCEEDING OR LITIGATION.

         No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a Material Adverse Effect on the Assets or on the business, financial condition, prospects, or operations of the Company.

5.6.     OPINION OF COMPANY COUNSEL.

         Clarion, the Purchaser and their lender(s) will have received an opinion from Borre, Peterson, Fowler & Reens, P.C. counsel to the Company, dated the Closing Date, in a form and substance reasonably satisfactory to Clarion and the Purchaser.

5.7.     LEGISLATION.

         No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

5.8.     ACCEPTANCE BY COUNSEL TO CLARION  AND THE PURCHASER.

         The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder will be reasonably acceptable to Clarion and the Purchaser.

5.9.     DEBT FINANCING.

         Clarion and the Purchaser shall have obtained debt financing of at least Twenty Eight Million Two Hundred Eighty Thousand Dollars ($28,280,000) on terms acceptable to Clarion and the Purchaser to fund the cash portion of the Purchase Price and the acquisition of the Michigan Real Estate (as herein defined).

5.10.    CERTIFICATES.

         Clarion and the Purchaser will have received such certificates of Company's officers, in a form and substance reasonably satisfactory to Clarion and the Purchaser, dated the Closing Date, to evidence compliance with the conditions set forth in this Section 5 and such other matters as may be reasonably requested by Clarion and the Purchaser.

5.11.    DOCUMENTATION FOR CONVEYANCE OF THE ASSETS.

         The Purchaser will have received, in a form and substance reasonably satisfactory to Clarion and the Purchaser, dated the Closing Date, all of the Bills of Sale, deeds, assignments and other conveyance and transfer documentation necessary to vest title in the Assets in the Purchaser.

5.12     MICHIGAN REAL ESTATE.

         The Purchaser shall have entered into definitive purchase agreements for the Michigan Real Estate on terms reasonably satisfactory to Clarion and the Purchaser.

5.13     DUE DILIGENCE.

         Clarion and the Purchaser and their advisors shall have completed, and Clarion and the Purchaser shall be satisfied with, their due diligence investigation of the Company.

5.14     NORTH AMERICAN PLASTICS CORPORATION.

         The Purchaser shall have entered into definitive agreements with the Company and the Shareholders regarding North American Plastics Corporation and certain liabilities of the Company and the Shareholders associated therewith.

5.15     REAL PROPERTY.

         Clarion and the Purchaser and their advisors shall have received the Title Commitment and shall be satisfied with the status of the title to the real property described therein.

6.       CONDITIONS TO OBLIGATIONS OF COMPANY AND SHAREHOLDERS.

         Notwithstanding anything in this Agreement to the contrary, the obligation of the Company to effect the transactions contemplated herein will be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

6.1.     REPRESENTATIONS AND WARRANTIES TRUE.

         The representations and warranties of Clarion and the Purchaser contained in this Agreement will be in all material respects true, complete and accurate as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct in all material respects at the Closing with respect to such date or period.

6.2.     PERFORMANCE.

         Clarion and the Purchaser will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing.

6.3.     CORPORATE APPROVALS.

         All Consents listed in Section 2.5 to the Disclosure Schedule will have been delivered, made or obtained. All action required to be taken by the Boards of Directors of Clarion and the Purchaser to authorize the execution, delivery and performance of this Agreement by Clarion and the Purchaser and the consummation of the transactions contemplated hereby will have been duly and validly taken.

6.4.     NO PROCEEDING OR LITIGATION.

         No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would individually or in the aggregate, otherwise have a Material Adverse Effect on Clarion's business, financial condition, prospects, assets or operations.

6.5.     CERTIFICATES.

         Clarion and the Purchaser will have furnished the Company with such certificates of Clarion and the Purchaser's officers, in a form and substance reasonably acceptable to Company, dated the Closing Date, to evidence compliance with the conditions set forth in this Section 6 and such other matters as may be reasonably requested by the Company.

6.6.     OPINION OF PURCHASER COUNSEL.

         Clarion and the Purchaser will have delivered to the Company an opinion from Oppenheimer Wolff & Donnelly LLP, counsel to Clarion and the Purchaser, dated the Closing Date, in a form and substance reasonably satisfactory to the Company and the Shareholders.

6.7.     PAYMENT OF CONSIDERATION.

         The Company will have received satisfactory evidence that the wire transfer required by Section 1.3(b)(i) hereof, the Shares required by
         Section 1.3(b)(ii), the duly executed Promissory Note required by
         Section 1.3(b)(iii), and the duly executed Liabilities Undertaking required by Section 1.3(b)(iv) hereof have each been delivered.

6.8.     ACCEPTANCE BY COUNSEL.

         The form and substance of all legal matters contemplated hereby and of all papers delivered hereunder will be reasonably acceptable to the Company.

6.9.     EMPLOYMENT AGREEMENTS.

         The Shareholders shall each have entered into an employment agreement substantially in the form attached hereto as Exhibit 6.9.

6.10     NORTH AMERICAN PLASTICS CORPORATION.

         The Company and the Shareholders shall have entered into definitive agreements with the Purchaser regarding North American Plastics Corporation and certain liabilities of the Company and the Shareholders associated therewith.

7.       TERMINATION AND ABANDONMENT.

7.1.     METHODS OF TERMINATION.

         This Agreement may be terminated and the transactions contemplated herein may be abandoned at any time, but not later than the Closing:

         (a) By mutual written consent of Clarion, the Purchaser and the Company; or

         (b) By Clarion and the Purchaser on or after the Termination Date or such later date as may be established pursuant to Section 1 hereof, if any of the conditions provided for in Section 5 of this Agreement will not have been satisfied or waived in writing by the Purchaser prior to such date; or

         (c) By the Company on or after the Termination Date or such later date as may be established pursuant to Section 1 hereof, if any of the conditions provided for in Section 6 of this Agreement will not have been satisfied or waived in writing by the Company prior to such date; or

         (d) By any party if the Closing will not have occurred on or before February 29, 2000.

7.2.     PROCEDURE UPON TERMINATION.

         In the event of termination and abandonment pursuant to Section 7.1(a), written notice thereof will forthwith be given to the other party or parties, and the provisions of this Agreement will terminate, and the transactions contemplated herein will be abandoned, without further action by any party hereto.

7.3.     EFFECT OF TERMINATION.

         If this Agreement is terminated as provided herein: (i) each party will, upon request, redeliver all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same; (ii) the confidentiality obligations of Section 4.4 will continue to be applicable; and (iii) except as provided in this subsection, no party will have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof.

8.       SURVIVAL AND INDEMNIFICATION.

8.1.     SURVIVAL.

         All representations and warranties of the parties contained in this Agreement will survive the Final Closing Date for a period of eighteen
         (18) months, except that: (i) the representations and warranties set forth in Sections 2.9, 2.10, and 2.13 will survive without limitation as to time; (ii) the representations and warranties set forth in Sections 2.15, 2.17, 2.21 and 2.26 (other than those relating solely to OSHA) and, to the extent the representations and warranties in Section
         2.5 and 2.24 relate to Taxes, environmental matters and employee benefits, will survive until the expiration of the applicable statute of limitations (not to exceed six (6) years); and (iii) the Company will have no liability whatsoever as a result of any matter which is fully and accurately disclosed in the Disclosure Schedule delivered to Clarion and the Purchaser prior to the Closing Date, including any supplements pursuant to Section 4.7. The covenants and agreements contained herein and in the exhibits hereto will survive the Closing Date without limitation as to time unless the covenant or agreement specifies the term, in which case such covenant or agreement will survive until the expiration of such specified term and will thereupon expire. The respective expiration dates for the survival of the representations and warranties and the covenants will be referred to herein as the relevant "Expiration Date." The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement and Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and obligations.

8.2.     INDEMNIFICATION BY CLARION AND THE PURCHASER.

         Clarion and the Purchaser, jointly and severally, agree to indemnify the Company from and against any and all loss, liability or damage suffered or incurred by it by reason of (i) any untrue representation of, or breach of warranty by, Clarion or the Purchaser in any part of this Agreement; (ii) the Purchaser's non-assumption of those sales representation agreements identified on Exhibit 1.1(b) hereto arising after the Closing Date; and (iii) any nonfulfillment of any covenant, agreement or undertaking of Clarion or the Purchaser in any part of this Agreement which by its terms is to remain in effect after any Closing and has not been specifically waived in writing at such Closing by the party or parties hereof entitled to the benefits thereof.

8.3.     INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS.

         The Company and each of the Shareholders jointly and severally (subject to Section 8.7) agree to indemnify Clarion and the Purchaser from and against:

         (a) any and all loss, liability or damage suffered or incurred by Clarion or the Purchaser by reason of any untrue representation of, or breach of warranty by the Company or the Shareholders in this Agreement;

         (b) any and all loss, liability or damage suffered or incurred by it by reason of any nonfulfillment of any covenant, agreement or undertaking of the Company or the Shareholders in this Agreement which by its terms is to remain in effect after any Closing and has not been specifically waived in writing at such Closing by the party or parties hereto entitled to the benefits thereof;

         (c)      any Retained Liabilities;

         (d) any obligation for Taxes of the Company or the Shareholders for any period (or portion thereof) prior to the Closing Date;

         (e) the failure of the Company to comply with the requirements of the Uniform Commercial Code concerning bulk transfers, as in effect in the various states in which the Company has assets, including, without limitation, the requirement of notice to creditors;

         (f) the failure of the Company to obtain any clearance certificate or similar document required by any taxing Authority in order to relieve Clarion and the Purchaser of any obligation to withhold any portion of the Purchase Price or in order to avoid any successor liability for Taxes;

         (g) any liability, expense, cost, tax or obligation of any nature with respect to such current or former employee or other individual arising in connection with group health plan coverage required under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA;

         (h) any and all loss, liability, or damage suffered or incurred by Clarion or the Purchaser as a result of the written demand received by the Company from Adac Plastics, Inc. for the sum of $129,208.46; and

         (h) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing the indemnification rights of Clarion or the Purchaser pursuant to this Section 8.3.

8.4.     CLAIMS FOR INDEMNIFICATION.

         Whenever any claim will arise for indemnification hereunder, the party seeking indemnification (the "INDEMNIFIED PARTY") will promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim (a "Claim") and, when known, all of the facts constituting the basis for such Claim. The failure so to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby. In the case of any such Claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party (a "PROCEEDING"), the Indemnifying Party will be entitled to participate in such legal proceedings and, to the extent that it will wish (unless the Indemnifying Party is also a party to such Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate or the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Proceeding and provide indemnification with respect thereto), to control the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, after notice from Indemnifying Party to the Indemnified Party of its election so to control the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defense thereof, other than reasonable costs of investigation. If an Indemnifying Party controls the defense of such a Proceeding, (i) no compromise or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party's consent unless
         (A) there is no finding or admission of any violation of Law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party and (ii) the Indemnifying Party will have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and it does not, within twenty (20) days after the Indemnified Party's notice is given, give notice to the Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely effect it or its affiliates other than as a result of monetary damages, or the Proceeding involves Taxes, such Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Proceeding, but the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement thereof effected without its consent (which will not be unreasonably withheld).

8.5.     BASKET AMOUNT.

         Notwithstanding anything in Section 8.2 or 8.3 to the contrary, neither the Company nor Clarion and the Purchaser shall be entitled to any indemnification under either of such sections if the aggregate amount of all Claims thereunder is equal to or less than Two Hundred Fifty

         Thousand Dollars ($250,000) (the "BASKET AMOUNT"). In the event the aggregate amount of all Claims under Sections 8.2 or 8.3 are greater than the Basket Amount, the amount owed shall be that amount in excess of the Basket Amount; provided, however, that the foregoing shall not apply to Claims for indemnification related to Environmental Claims or Claims for breach of the representations and warranties set forth in
         Section 2.26 (including the matters set forth in the Disclosure Schedule pertaining thereto). The maximum amount which the Purchaser can recover for all Claims under this section 8 shall not exceed, in the aggregate, Ten Million Dollars ($10,000,000); provided however, that if the Company, the Shareholders and each Permitted Assignee (as defined in the Registration and Lock-Up Agreement) are the legal or equitable holder(s), in the aggregate, of more than One Million (1,000,000) Shares, then the maximum amount which the Purchaser can recover for all Claims under this section 8 shall not exceed, in the aggregate, the lesser of Ten Million Dollars ($10,000,000) and the sum of (a) Five Million Dollars ($5,000,000) and (b) the product of (i) the Market Price (as defined herein) of Clarion's common stock as of the date of the Claim and (ii) One Million (1,000,000) shares of Clarion's common stock. For purposes of this section and with respect to the Shares, "Market Price" at any date shall be deemed to be the last reported sale price, or, in case no such reported sales takes place on such day, the average of the last reported sales prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which Clarion's common stock is listed or admitted to trading or as reported by the Nasdaq Stock Market, Inc., or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq Stock Market, Inc., the closing bid price as furnished by (i) the National Quotation Bureau, LLC or (ii) a similar organization if the National Quotation Bureau, LLC, is no longer reporting such information. As collateral security for the indemnification obligations of the Company and the Shareholders herein, the Company shall pledge the Shares to and in favor of the Purchaser pursuant to a pledge agreement substantially in the form attached hereto as Exhibit 8.5.

8.6.     RIGHT OF SET-OFF.

         Upon notice to the Company specifying in reasonable detail the basis therefor, the Purchaser may set off any amount to which it may be entitled under this Section 8 against amounts otherwise payable under the Promissory Note. The exercise of such right of set-off by Purchaser will not constitute an event of default under the Promissory Note. Neither the exercise of, nor the failure to exercise, such right of set-off will constitute an election of remedies nor limit Purchaser in any manner in the enforcement of any other remedies that may be available to it pursuant to this Article 8.

8.7.     EXCLUSIVE REMEDIES.

         The indemnification provisions of this Section 8 constitute exclusive remedies of the parties for any Claims arising under this Agreement.

9.       MISCELLANEOUS PROVISIONS.

9.1.     EXPENSES.

         Clarion, the Purchaser and the Company will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby. Clarion, the Purchaser and the Company will each pay any commission or finder's fee or similar amount incurred by them by agreement or otherwise for retaining or consulting any broker, finder or investment banker in connection with the transactions contemplated by this Agreement.

9.2.     AMENDMENT AND MODIFICATION.

         Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closings with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

9.3.     WAIVER OF COMPLIANCE; CONSENTS.

         Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

9.4.     NO THIRD PARTY BENEFICIARIES.

         Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

9.5.     NOTICES.

         All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) upon confirmation of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

                  If to Company or Shareholders:

                  To:      Jeffrey W. Anonick
                           4835 Meandering Creek Dr.
                           Belmont, MI 49306

                           Michael C. Miller
                           7486 Alaska Ridge
                           Alto, MI  49302

                  With a copy to:

                           Borre, Peterson, Fowler & Reens, P.C.
                           300 Ottawa Avenue NW, Suite 500
                           Grand Rapids, MI 49503-2308
                           Attn:  James B. Peterson, Esq.
                           Fax:  (616) 459-2393


         or to such other person or address as the Company will furnish to the other parties hereto in writing in accordance with this subsection.

         If to Clarion or the Purchaser:

                  To:      Clarion Technologies, Inc.
                           235 Central Avenue
                           Holland, MI  49423
                           Attn:  David W. Selvius, CFO
                           Fax:  (616) 494-8888

                  With a copy to:

                           Oppenheimer Wolff & Donnelly LLP
                           500 Newport Center Drive
                           Suite 700
                           Newport Beach, CA 92660
                           Attn:  Teresa Tormey Fineman, Esq.
                           Fax:  (949) 823-6100

         or to such other person or address as the Purchaser will furnish to the other parties hereto in writing in accordance with this subsection.

9.6.     ASSIGNMENT.

         This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, provided, however, that Clarion may assign its rights (but not its obligations) under this Agreement, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect, subsidiary of Clarion.

9.7.     GOVERNING LAW.

         This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of Michigan (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

9.8.     COUNTERPARTS.

         This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.9.     HEADINGS.

         The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

9.10.    ENTIRE AGREEMENT.

         This Agreement, the Disclosure Schedule and the exhibits and other writings referred to in this Agreement (including, without limitation, the Confidentiality Agreement) or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "AGREEMENT" or the "AGREEMENT." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties, whether written or oral, with respect to the transaction or transactions contemplated by this Agreement, including, but not limited to, the letter of intent dated December 8, 1999. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision will become invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

9.11.    INJUNCTIVE RELIEF.

         It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants and agreements in Sections 4.2 and 4.4 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Sections 4.2 and 4.4 hereof or the continuation of any such breach without the necessity or proving actual damages and may seek to specifically enforce the terms thereof.

9.12.    CERTAIN DEFINITIONS.

         (a) For purposes of this Agreement, the term "MATERIAL ADVERSE EFFECT" means an event, change or occurrence which has a material negative impact on the condition (financial or otherwise), businesses, results of operations or prospects of the Company or Clarion, the Purchaser and Clarion's subsidiaries, taken as a whole, as the case may be (and going concern value, in the case of the Company), or the ability of the Company, Clarion or the Purchaser as the case may be, to consummate the transactions contemplated hereby.

         (b) For purposes of this Agreement, a fact shall be deemed to be within the "knowledge" or "best knowledge" of the Company if it is either actually known to either of the Shareholders or Robert Bronsink or if it should be known by either of the Shareholders or Robert Bronsink under the circumstances and in the exercise of reasonable diligence.

         (c) For purposes of this Agreement, a fact shall be deemed to be within the "knowledge" or "best knowledge" of Clarion if it is either actually known to either David Selvius or William Beckman or if it should be known by either David Selvius or William Beckman under the circumstances and in the exercise of reasonable diligence

9.13     RESOLUTION OF DISPUTES BY ARBITRATION.

         (a) The parties will attempt in good faith to resolve any controversy, claim or dispute arising out of, or relating to, this Agreement promptly by negotiation.

         (b) Any controversy, claim or dispute arising out of, or relating to, this Agreement (other than a controversy, claim or dispute arising out of or relating to Sections 4.11(d) or 4.12) that is not resolved within sixty (60) days after a party gives written notice thereof to the other parties (or any longer period that is agreed upon by the parties) shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

         (c) The parties shall use a single arbitrator(s), unless the amount claimed is greater than One Hundred Thousand Dollars ($100,000), in which case, any party may demand the use of three arbitrators. The arbitrator(s) shall be as selected by the parties if they can mutually agree, otherwise the arbitrator(s) shall be selected by the American Arbitration Association. Before the commencement of the proceeding, the arbitrator(s) shall take an oath of impartiality. All arbitration hearings shall take place in Grand Rapids, Michigan. The arbitrator(s) must agree to be bound by the terms of this section.

         (d) The arbitrator(s) will hear and determine the matter and must agree to sign and acknowledge his or their award, in writing, including a reasoned opinion related to the evidence presented, and will deliver a copy to the parties by certified mail. If requested by any of the parties, then the arbitrator(s) will make findings of fact and conclusions of law.

         (e) The arbitrator(s) may order a pre-hearing exchange of information by the parties, including the production of requested documents and an exchange of a list of proposed witnesses, together with summaries of testimony of proposed witnesses. The arbitrator(s) may permit the parties to participate in discovery in accordance with the Federal Rules of Civil Procedure for a period of one-hundred eighty (180) days after filing of the answer or other responsive pleading. The arbitrator(s) shall supervise and coordinate the discovery process. Unresolved disputes shall be brought to the attention of the arbitrator(s). The arbitrator(s) may impose sanctions for abuse or frustration of the arbitration process. The arbitrator(s) may grant interim awards and equitable relief, including temporary restraining orders, preliminary injunctions, and specific performance. However, this section and this Agreement do not preclude any party from seeking injunctive relief in a court in order to protect its rights until the time that a judgment is entered on an award, nor does the filing of any action constitute a waiver by a party of its right to seek arbitration under this Agreement.

         (f) The submission of a dispute to arbitration as provided in this section and the rendering of a decision by the arbitrator(s) is a condition precedent to any right of legal action on the dispute. The cost and expense of the arbitration, including the fees of the arbitrator(s), shall be divided equally between the Company and the Purchaser unless the arbitrator(s) orders a different allocation of the costs and expenses. If the arbitrator(s) determines that a party did not negotiate in good faith to resolve the dispute, then the arbitrator(s) may award all costs and expenses against the party who acted in bad faith. Nothing contained in this Agreement prevents the parties from settling any dispute, at any time, by mutual agreement.

         (g) Notwithstanding anything set forth above to the contrary, if another person asserts a claim against a party for which the affected party is entitled to indemnification by any other party, the affected party may file a third party complaint against the other party or parties in the proceeding, or otherwise join the other party or parties in that proceeding, and have any dispute as to indemnification claims resolved by the tribunal.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"CLARION"                                         "COMPANY"

CLARION TECHNOLOGIES, INC.                        DRAKE PRODUCTS CORPORATION



By: /s/ David W. Selvius                          By: /s/ Michael C. Miller
   ---------------------------------                 ---------------------------
        David W. Selvius,                                 Michael C. Miller,
        Chief Financial Officer

                                                  "SHAREHOLDERS"
"PURCHASER"

CLARION-DRAKE ACQUISITION, INC.
                                                      /s/ Jeffrey W. Anonick
                                                     ---------------------------
                                                     JEFFREY W. ANONICK

By: /s/ David W. Selvius
   ---------------------------------
        David W. Selvius,
        Chief Financial Officer
                                                     /s/ Michael C. Miller
                                                     ---------------------------
                                                     MICHAEL C. MILLER




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